UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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STANDEX INTERNATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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# 2024 Proxy Statement

Standex

## Notice of Annual Meeting

October 22, 2024
Salem, New Hampshire

Guide to Standex’s Proxy Statement

Invitation to 2024 Annual Meeting of Shareholders	3
Notice of Annual Meeting of Shareholders	4
Proposal 1: Election of Directors	11
Proposal 2: Omnibus Incentive Plan Amendment	17
Proposal 3: Advisory Vote on Executive Compensation	24
Proposal 4: By-Law Amendment	25
Proposal 5: Ratification of Independent Auditors	27
Governance	29
Board Leadership Structure	30
Board Committees	31
Strategy and Risk Oversight	36
ESG Strategy & Risks	37
Other Risk and Governance Matters	42
Director Compensation	44
Director Independence	45
Share Ownership	46
Delinquent Section 16(a) Reports	46
Director & Management Stock Ownership	46
Stock Ownership of Certain Beneficial Owners	47
Compensation Discussion & Analysis	48
Business Highlights	48
Objectives and Principles	49
Components of Executive Compensation	51
Other Compensation Information	63
Basis for Determining Executive Compensation	64
Risk in Compensation Programs	66
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	67
Report of the Compensation Committee	67
Compensation Tables	68
Summary Compensation Table	68
Grants of Plan-Based Awards	71
Outstanding Equity Awards at Fiscal Year End	73
Options Exercised and Stock Vested	74
Pension Benefits	74
NonQualified Deferred Compensation	75
Potential Payments upon Termination or Change in Control	76
CEO Pay Ratio Disclosure	79
Pay Versus Performance	80
Questions & Answers	83
Voting Q&A	83
Communications, Shareholder Proposals & Nominations and Company Documents	84
Helpful Resources	85
Appendix A: Amended & Restated 2018 Omnibus Incentive Plan	86
Appendix B: Proposed Amendment to the By-Laws	100

Invitation to 2024 Annual Meeting of Shareholders

Tuesday, October 22, 2024

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 83.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely, David Dunbar President/CEO Chair, Board of Directors

Standing from left to right: Michael A. Hickey, Thomas J. Hansen, David Dunbar, Jeffrey S.

Edwards and Charles H. Cannon, Jr.

Seated from left to right: B. Joanne Edwards, Thomas E. Chorman and Robin J. Davenport.

Notice of Annual Meeting of Shareholders

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 22, 2024 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex, a Delaware corporation, to be voted at the 2024 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 28, 2024 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

Item 1	Election of Directors: Elect three directors to hold office for three-year terms ending on the date of the annual meeting in 2027;

Item 2	Omnibus Incentive Plan: Approve an Amendment of the Amended & Restated 2018 Omnibus Incentive Plan to add 450,000 additional shares;

Item 3	Say on Pay: An advisory vote on the Company’s executive compensation;

Item 4	By-Laws Amendment: Approve an Amendment of the Company’s By-Laws to provide the Board of Directors, in addition to the shareholders, with the authority to set the number of directors within the prescribed range; and

Item 5	Ratification of Independent Auditors: Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for FY 2025.

On September 6, 2024, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and this Proxy Statement on page 83.

By Order of the Board of Directors,

Alan Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 22, 2024.	As permitted by the SEC, the 2024 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2024 Annual Report on Form 10-K are available for review at ir.standex.com by clicking “Financials” and then “Annual Reports.”

Proxy Statement Summary

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2024 Annual Meeting

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2024 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 6, 2024, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone, and, in this regard, the Company has engaged the proxy solicitation firm, Alliance Advisors, to assist in this process.

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR
2	Omnibus Incentive Plan Amendment	FOR
3	Advisory Vote on Executive Compensation	FOR
4	By-Laws Amendment	FOR
5	Ratification of Auditors	FOR

Agenda and Voting Recommendations

How to Vote

If you hold shares as of the RECORD DATE (August 28, 2024), you can vote your shares using any of the following methods:

Vote by Internet Visit www.envisionreports.com/sxi.	Vote by Mail. Complete, sign, date and return your proxy card by mail.
Vote by Telephone. Call toll-free to 1-800-652-VOTE (8683).	Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 22, 2024. You do not need to return your proxy card if you vote by Internet or telephone.

See page 83 for more details.

2024 Proxy Statement     5

Item 1
Election of Directors

The Board and the Nominating and Corporate Governance Committee believe that the three director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

We are asking shareholders to vote to elect three director nominees to hold office until the 2027 annual meeting and until their successors have been elected and qualified. Please see page 11 for more information.

Our Board recommends a vote FOR each director nominee.

Board Nominees & Continuing Directors

				Committee Memberships
Name	Age	Years of Tenure	Term Expiration	A	C	N&CG	I&T
Robin J. Davenport Independent Former Vice President of Corporate Finance, Parker Hannifin Corporation	62	3	2024
Jeffrey S. Edwards* Independent Chairman and Chief Executive Officer, Cooper Standard Holdings, Inc.	62	10	2024
B. Joanne Edwards* Independent Former Senior Vice President and General Manager, Eaton Corporation Plc.	68	6	2024
Thomas E. Chorman Independent Chief Executive Officer, Solar LED Innovations, LLC	70	20	2025
Thomas J. Hansen Lead Independent Director Former Executive Vice Chairman, Illinois Tool Works, Inc.	75	11	2025
Charles H. Cannon, Jr. Independent Former Executive Chairman and Chief Executive Officer, JBT Corporation	72	20	2026
David Dunbar President and Chief Executive Officer, Standex International Corporation	63	10	2026
Michael A. Hickey Independent Former Executive Vice President and President of Global Institutional, Ecolab, Inc.	63	7	2026

* Jeffrey S. Edwards and B. Joanne Edwards are not related.

A Audit Committee	C Compensation Committee	Chair
N&CG Nominating & Corporate Governance Committee	I&T Innovation & Technology Committee	Member

Corporate Governance Highlights

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	All non-employee directors are independent	•	Policy against hedging and pledging of Company
•	Regular executive sessions of independent directors		stock
•	All Board committees are comprised solely of	•	SEC compliant clawback policy
	independent directors	•	Code of Conduct applies to directors & all
•	Annual board and committee self-evaluations		employees
•	Risk oversight (including cybersecurity) by the full	•	Annual advisory approval of executive
	Board and committees		compensation
•	Ongoing review of optimal Board composition	•	Board and committees may engage outside
•	Independent compensation consultant reports		advisors independently of management
	directly to the Compensation Committee	•	Oversight of whistleblower hotline
•	Lead Independent Director	•	Mandatory Board retirement age
•	Corporate Governance Guidelines	•	Periodic committee chair and membership
•	Stock ownership guidelines for directors and		rotations
	executive officers	•	Oversight of ESG strategy and reporting

6     2024 Proxy Statement

Item 2
Omnibus Incentive Plan

We are asking shareholders to vote on an amendment to the Amended and Restated 2018 Omnibus Incentive Plan (the “OIP”). The OIP, as amended, would increase the number of shares authorized for issuance under the plan by 450,000. Please see page 11 for more information.

Our Board recommends a vote FOR this Item.

Under the OIP, as approved on October 23, 2018, there were 500,000 shares authorized for issuance. On October 26, 2021, our shareholders approved the Amended and Restated 2018 Omnibus Incentive Plan and authorized an additional 400,000 shares. At the time of the approval, we believed this amount would be sufficient for award grants for the next four to five fiscal years. We have revised our estimates, and while we now believe there are sufficient shares available for anticipated FY 2025 grants, there may not be sufficient shares available for FY 2026 grants. For this reason, the Board has approved and recommends an amendment to the OIP to increase the number of shares authorized for issuance under the plan by 450,000.

Please refer to page 17 for the full proposal and the plan summary. Please refer to “Appendix A: Amended & Restated 2018 Omnibus Incentive Plan”, starting on page 86 for the full text of the OIP, as amended.

Below is some key information regarding grant practices, burn rate, dilution and overhang.

Equity Metric	2024	2023	2022
Percentage of equity awards granted to NEOs	19%	23%	17%
Equity burn rate [1]	1.29%	0.97%	0.84%
Dilution [2]	3.93%	5.81%	7.15%
Overhang [3]	1.86%	2.46%	2.85%

1

The burn rate is calculated by taking the number of shares granted and dividing that by the weighted average basic shares of Common Stock outstanding. The following table provides information regarding stock-settled, time-vested equity awards granted and performance-based, stock- settled equity awards granted over each of the last 3 fiscal years:

	2024	2023	2022
Time-Vested Restricted Shares/Units Granted	85,548	103,936	141,654
MSPP Shares Granted	87,956	127,043	142,170
Performance-Based Stock Units Granted (at target)	45,535	57,458	53,107
Weighted Average Basic Common Stock Outstanding	12,156,000	12,324,000	12,156,000

2

The dilution is calculated by taking the sum of (i) the number of shares granted and outstanding under awards at fiscal year end and (ii) the number of shares available for issuance under the OIP at fiscal year end, and dividing that sum by the number of outstanding shares of Common Stock at fiscal year end.

3

The overhang is calculated by taking the number of shares granted and outstanding under awards at fiscal year end and dividing it by the number of outstanding shares of Common Stock at fiscal year end.

2024 Proxy Statement      7

Item 3
Advisory Vote on Executive Compensation

We are asking shareholders to vote on an advisory basis on the compensation paid to our Named Executive Officers as described in the Compensation Discussion and Analysis beginning on page 48 and the Compensation Tables beginning on page 68. Please see page 24 for more information.

Our Board recommends a vote FOR this Item.

At-Risk Compensation Mix

CEO COMPENSATION MIX	NEO COMPENSATION MIX
		Fixed Pay Base Salary	At-Risk Pay Annual Incentive OIP PSU OIP RSA

2024 Pay at a Glance

	Actual Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Named Executive Officer	($)	($)	($)	($)	($)
David Dunbar President & CEO	927,432	3,318,267	342,665	145,544	4,993,485
Ademir Sarcevic Vice President, CFO & Treasurer	504,956	2,292,086	278,530	28,795	3,111,437
Alan Glass Vice President, CLO & Secretary	401,204	515,651	75,242	49,263	1,055,337
Annemarie Bell Vice President, Chief Human Resources Officer	332,571	268,375	128,729	21,489	751,450
Max Arets Vice President, Chief Information Officer	83,351	169,844	28,809	67,226	349,230

Note:

This table provides certain summary compensation information for FY 2024. The Summary Compensation Table and associated footnotes may be found starting on page 68. The items here are from select columns of the Summary Compensation Table and not all items are shown here. The total is reported in the Summary Compensation Table.

8     2024 Proxy Statement

Item 4
Amendment to the Company’s By-Laws

We are asking shareholders to approve an amendment to the Company’s Amended and Restated By-Laws that would allow the Board of Directors, in addition to the shareholders, to set the number of directors on the Board of Directors to a number within the prescribed range. Please see page 25 for more information.

Our Board recommends a vote FOR this Item.

The Board has determined that it is in the shareholders’ best interests to allow the Board to also have the flexibility to set the number of directors within the prescribed range. As explained in greater detail under “By-Law Amendment” on page 25, this flexibility would allow the Board to recruit more effectively, prevent a potential loss of viable candidates and allow for more effective transitions and knowledge transfers between incoming and outgoing directors.

Under the Company’s Amended and Restated By-Laws (the “By-Laws”), the Board of Directors shall be comprised of not less than seven directors, and not more than fifteen directors, with the number of directors within that range as set from time to time by the shareholders. As currently written, shareholders have the authority to set the number of directors on the Board within the prescribed range and the Board does not have the authority to appoint additional directors to the Board, as that would increase the number of directors on the Board and would violate the number of directors set by the shareholders.

As amended, the Board, in addition to the shareholders, would be able to set the number of directors within the prescribed range. Furthermore, the amendment provides that any director appointed to fill a vacancy created by the Board increasing the number of directors shall be submitted to a vote of the shareholders at the first annual meeting that occurs after their appointment.

Since the proposed amendment would amend Article III of the By-Laws, eighty percent of outstanding shares must be voted “FOR” the amendment in order to pass the amendment. Given the high bar, the Company recently engaged in a shareholder outreach campaign in order to proactively discuss the proposal with top shareholders and shareholder advisory groups and to obtain comments and feedback. The response from the shareholders and advisory groups was overwhelmingly positive, so the Company believes that this super-majority voting requirement can be met.

2024 Proxy Statement      9

Item 5
Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

We are asking shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2025. Please see page 27 for more information.

Our Board recommends a vote FOR this Item.

Audit

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2025 fiscal year. Deloitte has served as the Company’s independent auditors since August 26, 2020. During this time, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The following are the aggregate audit and non-audit fees billed to Standex by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for FY 2023 and FY 2024. A full explanation of the types of fees and Deloitte’s role is contained in “Ratification of Independent Auditors” starting on page 27.

Type of Fees	FY 2023 ($)*	FY 2024 ($)*
Audit Fees	1,542,000	1,597,000
Audit-Related Fees	15,000	-
Tax Fees	28,000	80,000
All Other Fees	2,000	532,000
Total Fees	1,587,000	2,209,000

*	Amounts have been rounded to the nearest thousand.

Questions and Answers

Please see “Questions & Answers” starting on page 83 for important information about these proxy materials, voting, the 2024 Annual Meeting, Company documents, communication with the Board and the deadlines to submit shareholder proposals and Director nominees for the 2025 annual meeting of shareholders.

10  2024 Proxy Statement

Item 1

Election of Directors

»    What am I voting on?

Shareholders are being asked to elect three director nominees to each serve a three-year term.

»    Voting recommendation:

FOR the election of each Director nominee. The Board and the Nominating and Corporate Governance Committee believe that the three Director nominees possess the necessary qualifications and experiences to provide advice to the Company’s management and effectively oversee the business and the long-term interests of shareholders.

Our Board currently consists of eight directors. We have three classes of directors, with each class being as equal in size as possible. The term of each class is three years and class terms expire on a rolling basis, so that one class of directors is elected each year.

The three director nominees, Robin J. Davenport, Jeffrey S. Edwards and B. Joanne Edwards, are current Class I members of the Board. Their term is set to expire at the 2024 Annual Meeting. The Board believes that Ms. Davenport, Mr. Edwards and Ms. Edwards possess the skills, abilities and experience to continue serving as directors and has nominated them to serve on the Board for an additional three-year term, to expire at the 2027 annual meeting.

The Board recommends that shareholders elect Ms. Davenport, Mr. Edwards and Ms. Edwards as Class I directors for a three-year term expiring at the 2027 annual meeting.

Board of Directors Membership Criteria

The Board and the Nominating and Corporate Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

Qualifications Required of All Directors

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field, and be able to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple global cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition, potential director candidates are interviewed to assess intangible qualities, including the individual’s ability to engage in constructive deliberations, by asking difficult questions, working collaboratively, and respecting differing views of other Board members.

Our Consideration of Diversity

Diversity of Board membership is important, because a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom.

In evaluating candidates for Board membership, the Board and the Nominating and Corporate Governance Committee consider many factors based on the specific needs of the business and what is in the best interests of the Company’s shareholders. This includes diversity of professional experience, race, ethnicity, gender, age and cultural background. In addition, the Board and the Nominating and Corporate Governance Committee focus on how the experiences and skill sets of each director complement those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.

2024 Proxy Statement  11

Board Composition & Refreshment

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. A full skills matrix can be found under “Board Self-Assessment & Skills Matrix” on page 34.

The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring, while being sensitive to the benefits of gender and racial diversity. The Board also has a mandatory retirement policy, under which no director may stand for re-election if he or she has reached the age of 75. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders. Please refer to “Identifying and Evaluating Candidates for Board Membership” on page 35 for further information.

Due to our mandatory retirement policy, Mr. Hansen, our lead independent director, may not stand for re-election when his term expires on the date of the annual meeting in October 2025. To fill this planned vacancy, the Board has begun recruiting for his successor. As part of this process, the Board has reviewed the existing directors' skills and competencies and believes that the best possible candidate to succeed Mr. Hansen is one who has public company CEO or similar experience as well as competence in dealing with emerging risks such as cyber-security. Over the last six years, the Board has brought on two female directors, one of whom is racially diverse. In continuing the trend of expanding diversity on our Board, the Board will be evaluating a range of candidates, including women and those with racial and/or ethnic diversity, in order to find the best successor to Mr. Hansen.

Demographics of 2024 Director Nominees and Continuing Directors

12  2024 Proxy Statement

2024 Director Nominees

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 6, 2024, except for each director’s age, which is current as of October 22, 2024.

Class I Directors - Term Expiring 2024:

Robin J. Davenport Independent

Director Since: 2021 Age: 62 Committees: Audit (Chair), Compensation	Ms. Davenport is a highly accomplished and respected executive with comprehensive financial and global industry expertise in the manufacturing sector. Additionally, she served on Parker Hannifin’s Disclosure Committee from 2014 until her retirement in 2022. Her professional areas of focus — M&A, capital allocation and corporate strategy — are of great assistance to the Board. This experience and track record of success has provided substantial value as the Board continues to explore short and long term growth strategies.

Business Experience	Current Board Memberships
» Vice President of Corporate Finance, Parker Hannifin Corporation (2014-2022)	» None
» Vice President, Business Planning & Development, Parker Hannifin Corporation (2004-2014)	Past Board Memberships
» Vice President, Business Planning & Development, CNH Capital (1996-2003)	» None

B. Joanne Edwards Independent

Director Since: 2018 Age: 68 Committees: Compensation, N&CG (Chair)	Ms. Edwards’ distinguished career as a senior executive in various global diversified manufacturing companies is of great benefit to our Board. Prior to her retirement, Ms. Edwards had increasingly responsible roles with strategic, financial and operational reach. She provides a wealth of insight into profit and growth strategies, both in the short term and the long term, which is beneficial to the Board as Standex continues to execute on its growth strategies and initiatives. Ms. Edwards’ decades of leadership and management experience adds value to the Board’s deliberations.

Business Experience	Current Board Memberships
» Senior Vice President & General Manager, Residential & Wiring Device Division, Eaton (2013-2017)	» Atkore Inc. » Amsted Industries
» Vice President & General Manager, Residential Products, Eaton (2011-2013)	Past Board Memberships
» Senior Business Unit Manager, Residential Products, Eaton (2007-2011)	» Hexion, Inc.
» President, Veris Industries LLC (2002-2007)

2024 Proxy Statement  13

Jeffrey S. Edwards Independent

Director Since: 2014 Age: 62 Committees: Compensation, N&CG	Mr. Edwards’ successful and lengthy history of leading a global manufacturing business has enabled him to advise the Board in a myriad of ways, including how to address operational and growth challenges and how to execute both short and long-term performance strategies. Mr. Edwards contributes his management acumen, knowledge of global manufacturing and insight into peer practices to the Board.

Business Experience	Current Board Memberships
» Chairman, Cooper Standard (since 2013)	» Cooper Standard Holdings, Inc.
» CEO, Cooper Standard (since 2012)	» Cooper Standard Foundation, Inc. (privately held)
» Corporate Vice President, Group Vice President and General Manager of the Automotive Experience Asia Group & North America, Johnson Controls, Inc. (2002-2012)	Past Board Memberships
» Various managerial & executive positions, Johnson Controls, Inc. (1984-2002)	» None

Required Vote & Recommendation

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that any of the nominees will become unavailable.

The Board of Directors recommends that you vote “FOR” the election of each nominee.

14  2024 Proxy Statement

Continuing Directors

Class III Directors - Term Expiring 2025:

Thomas E. Chorman Independent

Director Since: 2004 Age: 70 Committees: Audit, N&CG, I&T (Chair)	Mr. Chorman is a seasoned financial professional, with experience as a financial executive, an entrepreneur and a private equity investor. Mr. Chorman has been involved in the day to day financial reporting obligations of established, publicly traded, global companies as well as smaller start-ups. Mr. Chorman’s financial background provides a significant benefit to the Board when analyzing acquisition opportunities and when evaluating both the current financial results and long range strategic plans of Standex.

Business Experience	Past Board Memberships
» CEO, Solar LED Innovations, LLC (since 2006)	» Symmetry Medical, Inc.
» CEO & President, Foamex (2001-2006)	» Foamex
» CFO, Ansell Healthcare (2000-2001)
» CFO, Armstrong World Industries (1997-2000)
» Various managerial and executive roles including international and corporate new ventures, P&G (1984-1997)

Current Board Memberships
» None

Thomas J. Hansen Independent

Director Since: 2013 Age: 75 Committees: Audit	Prior to his retirement, Mr. Hansen had a long and distinguished career with a global manufacturing company that has similar diversified aspects to Standex. Mr. Hansen’s broad end-market knowledge and acquisition experience, as well as his service on other global manufacturers’ boards, provide valuable insight to the Board. Mr. Hansen’s integrity and independent judgment make him especially well-suited for the role of Lead Independent Director, which he has held since 2016.

Business Experience	Past Board Memberships
» Vice Chairman, ITW (2006-2012)	» ITW
» Executive Vice President, ITW (1998-2006)	» CDW Corporation
» Various managerial and executive roles, ITW (1980-1998)	» Gill Industries
Current Board Memberships	» Terex Corporation
» Mueller Water Products, Inc.

2024 Proxy Statement 15

Class II Directors - Term Expiring 2026:

David Dunbar

Director Since: 2014, Chair Age: 63 Committees: N/A	Mr. Dunbar has decades of executive experience with global manufacturing companies. His diverse background at various operational levels, coupled with his technical engineering education, provides a broad perspective to the Board. As President and CEO, Mr. Dunbar is uniquely positioned to report to the Board on Company activities and guide discussions regarding the Company’s strategic growth priorities.

Business Experience	Current Board Memberships
» Chair, Standex (since 2016)	» Watts Water Technologies, Inc.
» President & CEO, Standex (since 2014)
» President of Valves and Controls, Pentair Ltd., (2012-2014)	Past Board Memberships
» President of Valves and Controls, Tyco Flow Control (2009-2012)	» None
» Various managerial and executive roles, Emerson Electric (2004-2009)

Michael A. Hickey Independent

Director Since: 2017 Age: 63 Committees: Compensation (Chair), N&CG, I&T	Prior to Mr. Hickey’s retirement in February 2020, he enjoyed a distinguished career at Ecolab Inc., where he served in managerial and executive roles of increasing responsibility since 1984. Mr. Hickey’s track record of leading a solutions- driven business with an intimate customer focus, together with his mergers and acquisitions, marketing and sales, and operations experience provides a dynamic voice to the Board.

Business Experience	Current Board Memberships
» President of Global Institutional, Ecolab Inc. (2012-2020)	» National Restaurant Association
» Executive Vice President of Institutional Sector North America, Ecolab Inc. (2011-2012)	» St. Bonaventure University
» Executive Vice President of the Global Service Sector, Ecolab Inc. (2010-2011)	Past Board Memberships
» Various executive and managerial roles, Ecolab Inc. (1985-2010)	» None

Charles H. Cannon, Jr. Independent

Director Since: 2004 Age: 72 Committees: Audit, N&CG	Mr. Cannon retired from JBT after several decades of senior executive experience. His leadership at a company that operates in some of the same industries as our Company provides excellent insight to the Board. Mr. Cannon contributes his demonstrated executive leadership skills, as well as his knowledge of corporate organization, finance and operations to the Board. Mr. Cannon’s technical and business education, coupled with his global perspective, provide a unique voice to our Board.

Business Experience	Current Board Memberships
» Executive Chairman, JBT Corporation (2013-2014)	» U.S. Naval Academy Foundation
» Chairman and CEO, JBT Corporation (2008-2013)
» Vice President and Senior Vice President, FMC Technologies (2001-2008)	Past Board Memberships
» Various managerial and executive positions, FMC Technologies (1994-2001)	» JBT Corporation

16  2024 Proxy Statement

Item 2

Omnibus Incentive Plan Amendment

» What am I voting on?

We are asking shareholders to vote on an amendment to the Amended and Restated 2018 Omnibus Incentive Plan. The amendment would increase the number of shares authorized for issuance under the OIP by 450,000.

» Voting recommendation:

FOR the amendment to the Amended and Restated 2018 Omnibus Incentive Plan.

The Compensation Committee recommended, and our Board has approved, subject to shareholder approval, an amendment to the Amended and Restated 2018 Omnibus Incentive Plan (“OIP”). The amendment to the OIP would increase the number of shares authorized for grants under the OIP by 450,000 to 1,350,000 shares of our Common Stock. A copy of the OIP, as amended, is attached as “Appendix A” to this Proxy Statement. This is the second time we have requested approval to increase the number of shares authorized for issuance under the OIP. The first time we requested approval was in 2021, when we requested and received approval to increase the number of shares authorized for issuance to 900,000 shares of our Common Stock.

Our Board recommends that shareholders approve the amendment to the OIP because it will allow the Company to successfully attract and retain the best possible candidates. We previously believed that the additional 400,000 authorized shares in 2021 would be sufficient to cover our anticipated needs for a period of five years. However, we now believe that the currently authorized shares will be sufficient for anticipated grants during FY 2025, but will likely not be sufficient for grants in FY 2026. For these reasons, the Board recommends that shareholders approve an amendment to the OIP to increase the number of shares of Common Stock authorized for future awards to be granted under the OIP.

As of June 30, 2024, the number of shares of Common Stock that remained available for future grants was 242,954. If this proposal is approved, the combined 692,954 shares available under the OIP would represent approximately 6% of fully diluted Common Stock outstanding as of June 30, 2024. As of this filing, an additional XX,XXX shares of stock have been granted as part of the FY25 annual grants under the OIP, leaving a combined XXX,XXX shares of stock available, if the amendment is approved. The Board believes that this number of shares represents a reasonable amount of potential equity dilution in light of the purposes of the OIP, as described below. If the amendment to the OIP is approved and we issue awards in amounts consistent with the three-year average burn rate described below, it is anticipated that the available shares will meet our needs for approximately four to five years. Assuming shareholders approve this proposal, we will file a Registration Statement on Form S-8 to register the additional Common Stock available for issuance.

2024 Proxy Statement  17

Significant Historical Award Information

The following table provides information regarding the grant of equity awards over the past three fiscal years. The information accounts for PSU awards at target.

Equity Metric	2024	2023	2022
Percentage of equity awards granted to NEOs	19%	23%	17%
Equity burn rate [1]	1.29%	0.97%	0.84%
Dilution [2]	3.93%	5.81%	7.15%
Overhang [3]	1.86%	2.46%	2.85%

1

The burn rate is calculated by taking the number of shares granted and dividing that by the weighted average basic shares of Common Stock outstanding. The following table provides information regarding stock-settled, time-vested equity awards granted and performance-based, stock- settled equity awards granted over each of the last 3 fiscal years:

	2024	2023	2022
Time-Vested Restricted Shares/Units Granted	85,548	103,936	141,654
MSPP Shares Granted	87,956	127,043	142,170
Performance-Based Stock Units Granted (at target)	45,535	57,458	53,107
Weighted Average Basic Common Stock Outstanding	12,156,000	12,324,000	12,156,000

2

The dilution is calculated by taking the sum of (i) the number of shares granted and outstanding under awards at fiscal year end and (ii) the number of shares available for issuance under the OIP at fiscal year end, and dividing that sum by the number of outstanding shares of Common Stock at fiscal year end.

3

The overhang is calculated by taking the number of shares granted and outstanding under awards at fiscal year end and dividing it by the number of outstanding shares of Common Stock at fiscal year end.

OIP Plan Summary

The following is a brief description of the principal features of the OIP. This summary is qualified by reference to the full text of the OIP, as amended, found under “Appendix A: Amended & Restated 2018 Omnibus Incentive Plan”, starting on page 86.

Purpose

The purpose of the OIP is to encourage and enable executives, employees, directors and others (as defined in the OIP) to acquire a proprietary interest in Standex. This enables Standex to:

►	attract and maintain executive, managerial and other key employees;
►	motivate participants to achieve long-range goals consistent with increases in shareholder value;
►	provide incentive compensation opportunities that are flexible and competitive with those offered by other businesses;
►	support the Company’s executive compensation program, as discussed in the Compensation Discussion & Analysis section of this Proxy Statement; and
►	align the interests of participants with shareholder interests through compensation that is based on the value of the Company’s common stock.

Eligibility

The OIP authorizes the following types of awards to be made to any employee, officer, non-employee director, or Third Party Service Provider, as defined in the OIP, of the Company and its subsidiaries, as designated by the Compensation Committee. All awards will be evidenced by a written award agreement between the Company and the participant and will include such provisions and conditions as may be specified by the Compensation Committee.

18  2024 Proxy Statement

Types of Awards

Stock Options

Stock options give the holder the right to purchase shares of common stock at a specified price during specified time periods. The exercise price of an option granted under the OIP may not be less than the fair market value of the common stock on the date of grant. Stock options granted under the OIP have a maximum term of 10 years. The OIP authorizes both incentive stock options and nonqualified stock options. Incentive stock options can only be granted to employees of the Company or its subsidiaries and have an annual fair market value limit of $100,000 per recipient. Stock options are not a part of the Company’s current compensation program.

Restricted Stock and Restricted Stock Units

Awards of Restricted Stock (“RSAs”) grant the recipient shares of common stock which are subject to certain vesting requirements. Restricted Stock Unit (“RSU”) awards grant the recipient the right to receive a certain number of common stock at vesting, subject to certain vesting requirements. Recipients of such awards do not have any voting rights until the vesting requirements are satisfied, unless the Compensation Committee determines otherwise. Vesting requirements include continued employment, achievement of pre-established goals or a combination of both. The Company currently grants time-based RSAs, which have voting rights, and also grants RSU awards, which do not have voting rights.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) give the holder the right to receive, either in cash or common stock equivalent, the excess of the fair market value of one share of common stock on the date of exercise, over the exercise price of the SAR. The exercise price of the SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the OIP have a maximum term of 10 years. SARs are not a part of the Company’s current compensation program.

Unrestricted Stock Awards

The Compensation Committee, in its discretion, may grant or sell to any eligible person shares of common stock free of restrictions. The sales price of such stock awards is determined by the Compensation Committee. The OIP allows the granting or selling of unrestricted stock awards as payment for past services or other valid consideration. Unrestricted stock awards cannot be sold, assigned, transferred, pledged or otherwise encumbered.

Performance Awards

Performance awards grant the recipient the right to receive, either in cash or shares of common stock, a payout upon the attainment of pre-established performance goals. The Company’s current compensation program includes performance share unit awards, as a component of long-term equity incentive compensation, and performance cash awards, as annual short-term incentive compensation.

Shares

Maximum Number of Shares Available

With the amendment, the maximum number of shares of Company common stock which may be allocated to awards, including SARs, is 1,350,000 shares.

Share Pool and Share Counting

Each share issued pursuant to an award under the OIP will reduce the number of shares available by one share. Shares subject to awards under the OIP that terminate or expire unexercised, or are canceled, terminated, forfeited or lapse for any reason, or are exchanged for an award that does not involve the issuance of shares and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the OIP. Similarly, in the event that a maximum payout is not reached, the unearned shares originally subject to the award will be added back to the share reserve. The following shares do not return to the share pool and are not available for issuance under the OIP: (i) shares used to pay the exercise price or withholding taxes related to an outstanding stock option or SAR; (ii) shares that are not issued or delivered upon the exercise of an SAR; and (iii) shares repurchased by the Company on the open market with proceeds from the exercise of a stock option.

2024 Proxy Statement19

Expected Duration of the Share Reserve

If this proposal is approved by our shareholders, we expect that the share reserve under the OIP will be sufficient for awards for approximately 5 years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the OIP’s share pool upon expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions are reasonable, future share usage may differ from current expectations.

Adjustments to Share Reserve

The number of shares allocated to the OIP shall be appropriately adjusted to reflect any subsequent equity restructuring, such as stock dividends, stock splits, reverse stock splits and similar matters affecting the overall number of the Company’s outstanding shares. Similarly, in the event of any other change in corporate capitalization, the Compensation Committee has the authority to make equitable adjustments to prevent dilution or enlargement of any rights granted under the OIP.

Administration

The OIP is administered by the Compensation Committee. The Compensation Committee has the authority to:

►	make awards;
►	designate participants;
►	determine the type or types of awards to be granted to each participant and the amount, terms and conditions thereof;
►	establish, adopt or revise any rules, regulations, guidelines and procedures as it may deem advisable to carry out the provisions and purposes and administer the OIP; and
►	prescribe forms of award agreements, and make rules, interpretations and any and all other decisions and determinations that may be required under the OIP.

Additionally, the Compensation Committee may, by resolution, authorize any officer of the Company to designate employees as award recipients and determine the amount of such awards. This delegation is limited by: (i) not allowing the authorized officer to grant an award to an officer (defined as a reporting person under Section 16 of the Exchange Act); (ii) requiring the resolution to include the total number and/or dollar value of awards the officer is allowed to grant; and (iii) requiring the officer to periodically report to the Compensation Committee regarding the nature and scope of awards granted by the officer. Lastly, the Compensation Committee may expressly delegate to one or more of its members or to one or more officers of the Company or its affiliates or to one or more agents or advisors its administrative duties or powers under the OIP.

Treatment of Awards upon Certain Events

Termination of Continuous Service

The applicable award agreement or special plan document governing an award will specify the treatment of such award upon the termination of a participant’s continuous service. Continuous service means the absence of any interruption or termination of service as an employee, officer or director; provided that the following will not be considered an interruption in service: (i) a participant transfers employment, without interruption, between the Company and an affiliate or between affiliates, (ii) in the case of a spin-off, sale or disposition transaction where the Compensation Committee determines that no interruption will result or (iii) the participant is granted an unpaid leave of absence authorized in writing by the Company that does not exceed 12 months. The OIP defines an affiliate as any parent company of Company and each subsidiary of the Company, as those terms are defined in Section 424 of the IRC.

Change in Control

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, upon the occurrence of a change in control (“CIC”) of the Company in which awards are not assumed by the surviving entity or otherwise converted into a Replacement Award, as defined in the OIP, the following shall occur:

►

A participant’s then-outstanding stock options and SARs that are not vested and are only subject to continuous service shall immediately become fully vested and exercisable over the exercise period set forth in the applicable award agreement. The Compensation Committee may elect to cancel such awards and pay a cash amount, unless the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

►	All other awards subject to continuous service shall become fully vested.

20  2024 Proxy Statement

►

A participant’s then-outstanding stock options and SARs that are not vested and are subject to attaining certain performance measures shall immediately become vested and exercisable as of the date of the CIC. Where performance measures provide for a range of payouts, the number of shares that shall vest is based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance. No payment shall be made if the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

►

All other awards subject to attaining certain performance measures shall immediately vest and be settled based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance.

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, if there is a change in control of the Company and a qualifying Replacement Award is provided to the participant, the participant shall not receive any automatic vesting or acceleration of the Replaced Award, as defined in the OIP. However, if a participant’s employment is involuntarily terminated other than for cause after such a change in control, then a participant’s Replacement Award in the form of:

►	stock options or SARs shall become fully exercisable;
►	performance-based awards shall be deemed to be fully satisfied at the target level and be paid within 60 days of the termination; and
►	service-based awards shall become fully vested and paid within 60 days of the termination.

Forfeiture Events

Awards under the OIP will be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable to the participant, including the claw back policy maintained in accordance with SEC requirements. An award agreement may specify that an award will be reduced, canceled, forfeited or recouped upon certain events, including (i) termination of employment for cause; (ii) violation of material Company policies; (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; (iv) other conduct by the participant that is detrimental to the business or reputation of the Company; and (v) a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or performance metric criteria, whether or not the participant caused or contributed to such inaccuracy. The Company will also seek to recover any granted awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or listing standards of the NYSE.

Termination & Amendment

The OIP became effective on October 23, 2018 and shall continue until October 23, 2028 unless earlier terminated by the Board or the Compensation Committee. The Board or the Compensation Committee may, at any time and from time to time, amend, modify or terminate the OIP, unless such an amendment or modification would require shareholder approval under applicable laws, regulations or the NYSE rules.

The Compensation Committee may amend, modify or terminate an outstanding award without the approval of the participant, provided however, (i) the value of such award may not be reduced or diminished without the participant’s consent; (ii) the original term of an option or SAR may not be extended without prior approval of the Company’s shareholders; (iii) subject to the anti- dilution provisions of the OIP, the exercise price of an option or base price of an SAR may not be reduced, directly or indirectly (such as an exchange of an “underwater” option or SAR for cash or for another award), without the prior approval of the Company’s shareholders; and (iv) no termination, amendment or modification of the OIP will adversely affect any award previously made under the OIP without the consent of the affected participant.

Tax Consequences of Awards

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercising and vesting of awards under the OIP and the subsequent sale of common stock acquired under the OIP. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

2024 Proxy Statement 21

Nonstatutory Stock Options

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a stock option under the OIP. When the optionee exercises a stock option, however, they will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price, and the Company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Stock Appreciation Rights

At the time the award is granted, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding income tax deduction at that time.

Restricted Stock

Generally, the participant will not recognize income and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m). If the participant files an election under IRC Section 83(b) within 30 days after the date of grant of the restricted stock, they will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to applicable IRC Section 162(m) limitations. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant as ordinary income and will be deductible by the Company unless the participant has made an election under IRC Section 83(b), in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Stock Units

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are typically RSUs or PSUs. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m).

Cash-Based Awards

A participant will not recognize income at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received. The Company will be allowed a corresponding income tax deduction at the time the award is accrued under GAAP, as long as the award is settled within 2 1/2 months of the end of the fiscal year and subject to any applicable limitations under IRC Section 162(m). Otherwise, the Company will be allowed a corresponding income tax deduction at the time the award is paid.

IRC Section 409A

If an award is subject to IRC Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the OIP, however, are intended to be exempt from the application of Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of an award under the OIP. The Compensation Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

22  2024 Proxy Statement

Benefits to Named Executive Officers & Others

Because awards under the OIP are discretionary, benefits or amounts that may be received by or allocated to eligible participants are not presently determinable. No awards that are contingent upon obtaining shareholder approval of the amendment of the OIP have been made.

The following table shows all of the awards under the OIP for FY 2024:

Name and Position	Number of Shares of Common Stock Covered by Awards [1]
David Dunbar, Chair, President & CEO	22,109
Ademir Sarcevic, Vice President, CFO & Treasurer	14,249
Alan J. Glass, Vice President, CLO & Secretary	3,452
Annemarie Bell, Vice President, Chief Human Resources Officer	1,688
Max Arets, Vice President, Chief Information Officer	967
All current named executive officers as a group	42,465
All current non-employee directors as a group	7,019
All employees as a group (excluding current named executive officers) [2]	15,639

1	The awards included in this column are RSAs and PSUs (at target) made under the OIP during FY 2024, and RSUs awarded in FY 2024 pursuant to an MSPP deferral.

2	This value does not include shares that were granted during FY 2024 and were returned to the share pool prior to June 30, 2024 due to employee termination or forfeiture.

Required Vote & Recommendation

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The Board recommends that you vote “FOR” the amendment to the Amended and Restated 2018 Standex Omnibus Incentive Plan.

2024 Proxy Statement 23

Item 3

Advisory Vote on Executive Compensation

» What am I voting on?

We are asking shareholders to vote on an advisory basis on the compensation paid to our named executive officers as described in this Proxy Statement.

» Voting recommendation:

FOR the say-on-pay proposal

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table” starting on page 68 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” starting on page 48.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

24  2024 Proxy Statement

Item 4

By-Law Amendment

» What am I voting on?

In order to more effectively compete for directors, we are asking our shareholders to vote on an amendment to the Company’s By-Laws, as described herein, to provide the Board of Directors, in addition to the shareholders, with the right to set the number of directors on the Board of Directors within the prescribed range.

» Voting recommendation:

FOR the Amendment to the Company’s By-Laws

Proposal Summary

The Board has determined that it is in the shareholders’ best interests to allow the Board to also have the flexibility to set the number of directors within the prescribed range. As explained in greater detail below, this flexibility would allow the Board to recruit more effectively, prevent a potential loss of viable candidates and allow for more effective transitions and knowledge transfers between incoming and outgoing directors.

Under the Company’s Amended and Restated By-Laws (the “By-Laws”), the Board of Directors shall be comprised of not less than seven directors, and not more than fifteen directors, with the number of directors within that range as set from time to time by the shareholders. As currently written, shareholders have the authority to set the number of directors on the Board within the prescribed range and the Board does not have the authority to appoint additional directors to the Board, as that would increase the number of directors on the Board and would violate the number of directors set by the shareholders.

As amended, the Board, in addition to the shareholders, would be able to set the number of directors within the prescribed range. Furthermore, the amendment provides that any director appointed to fill a vacancy created by the Board increasing the number of directors shall be submitted to a vote of the shareholders at the first annual meeting that occurs after their appointment.

Since the proposed amendment would amend Article III of the By-Laws, eighty percent of outstanding shares must be voted “FOR” the amendment in order to pass the amendment. Given the high bar, the Company recently engaged in a shareholder outreach campaign in order to proactively discuss the proposal with top shareholders and shareholder advisory groups and to obtain comments and feedback. The response from the shareholders and advisory groups was overwhelmingly positive, so the Company believes that this super-majority voting requirement can be met.

Rationale

The prevailing practice with respect to public company governance is for the Board of Directors (and not the shareholders) to have the authority to flex its size within a prescribed range. The proposed By-Law amendment would allow the Board such flexibility without altering the existing rights of the shareholders. Allowing the Board such flexibility is critical to the Board’s efforts to recruit more effectively, prevent a potential loss of viable candidates, and allow for more effective transitions and knowledge transfers between incoming and outgoing directors.

The Board has a mandatory retirement policy, whereby no director may be re-elected if such director has reached the age of 75. As such, most vacancies on the Board are planned retirements for which the Board engages in an extensive recruiting process. In today’s corporate governance environment, recruiting candidates who have the desired skillset and demographic attributes has become an extremely competitive process. As a result, this process typically begins well over a year before the planned retirement. The current By-Law hampers the Board in this process; once the Board identifies a desired candidate, it may not immediately offer the candidate a board seat because doing so would increase the number of directors above the number most recently set by the shareholders. Instead, the candidate must wait until the next annual meeting to be elected to the Board. As a result, the Company risks losing desirable candidates to other companies that don’t have this unusual restriction.

Moreover, the inability to increase the size of the Board limits the ability of the Board to facilitate a smooth transition of knowledge and perspective as the outgoing Board member prepares for retirement.

For these reasons, the Board believes that the proposed amendment is necessary in order to attract and retain the best and most qualified candidates for the Company’s director positions and to facilitate a smooth transition with respect to Board retirements.

2024 Proxy Statement 25

Outreach Campaign

Given the super-majority vote that is necessary in order to pass the amendment, the Company engaged in a proactive outreach campaign with its top shareholders to solicit feedback and gauge potential support for the proposed amendment. The Company was able to engage, via video teleconference, with a number of top ten shareholders as well as Institutional Shareholder Services. During these engagement calls, the Company explained the potential By-Law amendment, the difficulties caused by the current language (reproduced below), and solicited feedback on the potential proposal. At the time of the engagement calls, no formal language had been constructed or proposed, so the Company received suggestions for potential language. It has incorporated certain shareholder feedback and suggestions in the proposed amendment.

When the Company explained the rationale for the potential proposal, the shareholders with whom the Company engaged expressed support for the proposal.

Proposed Language of By-Law Amendment

A copy of the proposed amendment is attached as “Appendix B: Proposed Amendment to the By-Laws” to this Proxy Statement, and the text, marked with the proposed changes (additions underscored, and deletions ~~struck-through~~) is as follows:

Article III

Section 1. Number and Term of Office. The Board of Directors shall be composed of not less than seven nor more than fifteen directors, as fixed by the stockholders or by the Board of Directors from time to time. If the Board of Directors increases the number of directors, any director appointed to fill the vacancy created by such increase shall be submitted to a vote of the stockholders at the next Annual Meeting of Stockholders. Notwithstanding anything to the contrary contained in the next paragraph or elsewhere in these By-Laws, no change in the number of directors shall result in the removal of any director prior to the expiration of ~~his~~ their term of office or the reduction of ~~his~~ their term of office. The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 3 of this Article III. Directors need not be stockholders.

Required Vote & Recommendation

Approval of this By-Law Amendment will require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of our Common Stock entitled to vote as of the Record Date. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on amendments to our By-Laws unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter. Abstentions and Broker non- votes will have the same effect as votes “Against” this proposal.

If approved, the amendment will become effective immediately following the Annual Meeting.

If our shareholders do not approve the amendment, the current provisions of our By-Laws will remain unchanged.

The Board recommends that you vote “FOR” the proposed amendment to the Company’s By-Laws.

26  2024 Proxy Statement

Item 5

Ratification of Independent Auditors

» What am I voting on?

We are asking our shareholders to ratify the selection of Deloitte & Touche LLP as the independent auditors of our consolidated financial statements and our internal controls over financial reporting for FY 2025.

» Voting recommendation:

FOR the ratification of the Audit Committee’s selection of Deloitte & Touche LLP

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent auditors for the 2025 fiscal year. Deloitte was appointed on August 26, 2020. The Company did not engage Deloitte at any time during the two years before the appointment for any accounting-related matter. In the time since Deloitte’s appointment, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was Deloitte’s opinion qualified or modified as to uncertainty, audit scope or accounting principles.

We are asking our shareholders to ratify the appointment of Deloitte as our independent auditors. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditors and as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select different independent auditors at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Deloitte will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders or respond to appropriate questions.

Pre-Approval Policy

All services performed in FY 2024 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires the independent auditors to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of the independent auditor. In that regard, the Audit Committee receives certain representations from the independent auditors regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. For the Chair of the Audit Committee, the approval authority is limited to services valued at less than $100,000. Any requests for services exceeding $100,000 must be approved by the full Audit Committee. If the Chair has exercised their approval authority, they must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

Relationship with Independent Registered Public Accounting Firm

The Audit Committee reviews all relationships between the independent auditor and the Company, including the provision of non-audit services. Deloitte has provided certain non-audit services to the Company related to tax compliance, tax advisory and transaction due diligence services.

The Audit Committee considered the effect of Deloitte’s non-audit services in assessing its independence. After discussion with Company management and Deloitte, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

2024 Proxy Statement 27

Independent Auditor’s Fees

The following table summarizes the aggregate fees for audit and non-audit services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above.

Type of Fees	FY 2023 ($)*	FY 2024 ($)*	Description
Audit Fees	1,542,000	1,597,000

Fees for audit services performed during FY 2023 and FY 2024 relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and statutory audits required by foreign jurisdictions.

Audit-Related Fees	15,000	-	Fees for audit-related services in FY 2023 were for review of an SEC Comment Letter.
Tax Fees	28,000	80,000

Fees for tax services during FY 2023 and FY 2024 consisted of fees billed for permissible professional services performed by Deloitte Tax LLP and its global member firm affiliates, an affiliate of Deloitte, for tax compliance, planning and advice.

All Other Fees	2,000	532,000

All other fees for FY 2023 are for a subscription to an accounting research tool used for accounting and financial disclosures. All other fees for FY 2024 include this same subscription fee, as well as permissible fees in connection with acquisition related due diligence services provided.

Total Fees	1,587,000	2,209,000

*	Amounts have been rounded to the nearest thousand.

Required Vote & Recommendation

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non- votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

28  2024 Proxy Statement

Governance

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with a business model of integrity, ethical practices and compliance with all applicable law.

As part of its duties to the Company, the Board monitors and oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations. Additionally, the Board monitors and oversees the governance practices of the CEO and senior management.

In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines — the Corporate Governance Guidelines — designed to promote effective oversight of the Company’s governance program and principles, beginning with the Board itself. You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 85 for instructions on receiving copies of our corporate governance materials.

Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of our shareholders, strengthens Board and management accountability and helps build public trust in Standex.

Board Practices

►	All non-employee directors are independent	►	Stock ownership guidelines for directors and executive officers
►	Regular executive sessions of independent directors	►	Policy against hedging and pledging of Company stock
►	All Board committees are comprised solely of independent directors	►	SEC compliant clawback policy has been adopted
►	Annual Board and committee self-evaluations	►	Code of Conduct applies to directors and all employees
►	Risk oversight (including cybersecurity) by the full Board and committees	►	Annual advisory approval of executive compensation
►	Ongoing review of optimal Board composition	►	Board and committees may engage outside advisors independently of
►	Independent compensation consultant reports directly to the compensation		management
	committee	►	Oversight of whistleblower hotline
►	Lead Independent Director	►	Mandatory Board retirement age
►	Corporate Governance Guidelines	►	Periodic committee chair and membership rotations
		►	Oversight of ESG strategy and reporting

Key Governance Materials

►	Certificate of Incorporation	►	Charter for each Board committee
►	By-Laws	►	Code of Conduct
►	Corporate Governance Guidelines	►	Code of Ethics for Senior Financial Management
►	Insider Trading Policy	►	Anti-Hedging and Anti-Pledging Policy
►	Clawback Policy

You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 85 for instructions on receiving copies of these corporate governance materials.

The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.

2024 Proxy Statement 29

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change. Mr. Hansen, the current Lead Independent Director, has reached age 75 and may not be re-elected to the Board upon the expiration of his term at the annual meeting in October 2025. After careful consideration, the Board has determined that Mr. Hickey is best suited to succeed Mr. Hansen as Lead Independent Director. In order to facilitate a smooth Board leadership transition, the Board has determined that Mr. Hickey, effective upon conclusion of the 2024 Annual Meeting, will transition into the Lead Independent Director role.

Within the Board leadership structure are three distinct roles with specific duties and responsibilities. These duties and responsibilities are described below and are set forth in the Company’s By-Laws and Corporate Governance Guidelines.

Chair of the Board

►	Presides over meetings of the Board.
►	Presides over meetings of shareholders.
►	Consults and advises the Board and its committees on the business and affairs of the Company.
►	Performs such other duties as may be assigned by the Board.

Chief Executive Officer

►	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.

Lead Independent Director

►	Presides at all meetings of the Board at which the Chair of the Board is not present, including all executive sessions of independent directors.
►	Encourages and facilitates active participation of all directors.
►	Serves as a liaison between the independent directors and the Chair of the Board on particular issues brought up by independent directors.
►	Calls and leads the executive sessions of independent directors.
►	Leads the Board discussions regarding the CEO’s annual evaluation and succession planning.
►	Provides feedback on information flow from management to the Board.
►	Available to advise committee chairs in fulfilling their designated roles and responsibilities.
►	Available for consultation and communication with shareholders, where appropriate and upon reasonable request.
►	Performs such other functions as the Board or other directors may request.

30  2024 Proxy Statement

Board Committees

The Board maintains four Committees:

Audit	Compensation	Nominating & Corporate Governance	Innovation & Technology

Only independent directors are eligible to serve on the Audit, Compensation and Nominating & Corporate Governance (“N&CG”) Committees. Each committee is governed by a written charter. To view the charters of these committees, please go to ir.standex.com, click on “Governance,” then “Committee Charters.”

Meeting Attendance

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board and committee meetings for committees on which the director serves. The Board held 5 meetings in FY 2024, while the committees of the Board held a total of 18 meetings. Each director attended at least 75 % of the meetings of the Board and each of the committees on which such director served during FY 2024. All Board members attended the Company’s 2023 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2024 Annual Meeting.

Committee Structure and Membership

Our Board designates Committee members and Chairs based on the N&CG Committee recommendations.

The N&CG Committee recommended, and the Board approved, that all committee chairs and committee membership be periodically realigned in order to maintain a fresh perspective for each committee. Such a realignment was undertaken in FY 2023, when new chairs were appointed and committee membership was rotated. The N&CG Committee recommended that FY 2023 committee chairs and members continue in their positions for FY 2024, so no changes were made.

The following table shows the composition of each committee for FY 2024:

Committee Memberships
Name	A	C	N&CG	I&T
David Dunbar
Charles H. Cannon, Jr. Independent
Thomas E. Chorman Independent
Robin J. Davenport Independent
B. Joanne Edwards Independent
Jeffrey S. Edwards Independent
Thomas J. Hansen Independent
Michael A. Hickey Independent

A Audit Committee	C Compensation Committee	Chair Member Member
N&CG Nominating & Corporate Governance Committee	I&T Innovation & Technology Committee

2024 Proxy Statement 31

Audit Committee
2024 Members:
Robin J. Davenport (Chair)	Charles H. Cannon, Jr.	Independence: [1]	Meetings held in 2024:
	Thomas E. Chorman	4 out of 4	4
	Thomas J. Hansen

Key Responsibilities

►	Appointing, compensating, evaluating, retaining or terminating, as well as overseeing the independent auditors;
►	Reviewing matters pertaining to auditor independence and the provision of non-audit services;
►	Resolving disagreements between senior management and the independent auditors regarding financial reporting;
►	Reviewing and assessing the Company’s financial and accounting policies and procedures as well as the quality and accuracy of annual and quarterly financial statements;
►	Monitoring the establishment, maintenance and evaluation of the disclosure controls and procedures required by the SEC;
►	Reviewing programs instituted by the Company’s Internal Audit Department;
►	Reviewing identified risks and the mitigation measures taken by senior management;
►	Reviewing the CLO’s reports relating to litigation and compliance;
►	Overseeing the whistleblower procedures for reporting questionable accounting and audit practices and other matters that may be reported through the whistleblower hotline;
►	Overseeing the integrity of metrics in the Company’s ESG program; and
►	Overseeing cyber-security risks.

	1	The Board has determined that each member of the Audit Committee qualifies as an audit committee financial expert under SEC rules and has accounting or related financial management expertise and is financially literate for purposes of the NYSE corporate governance listing standards. The Board has also determined that each member of the Audit Committee meets the independence standards set forth in the SEC rules and required by the NYSE.

Report of the Audit Committee

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Deloitte’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Deloitte’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 which was filed with the SEC on August 2, 2024.

Robin J. Davenport, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Thomas J. Hansen

32  2024 Proxy Statement

CompensationCommittee
2024 Members:
Michael A. Hickey (Chair)	B. Joanne Edwards	Independence:	Meetings held in 2024:
Robin J. Davenport	Jeffrey Edwards	4 out of 4	5

Key Responsibilities

►	Retaining or terminating compensation consultants;
►	Reviewing and approving corporate goals and objectives regarding CEO compensation;
►	Recommending salary structures and compensation plans to the Board;
►	Reviewing and approving performance and operating goals under incentive plans for senior management;
►	Reviewing and approving senior management’s employment agreements, severance agreements and CIC agreements;
►	Recommending changes to non-employee director compensation to the Board;
►	Reviewing management’s Compensation Discussion and Analysis to be included in the Proxy Statement; and
►	Reviewing the results of the say-on-pay resolution and other input received from our shareholders on compensation practices.

[1] The Board has determined that each member of the Compensation Committee meets the independence standards set forth in the SEC rules and required by the NYSE

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board, or directly report to the CEO. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any of its other authority to any individual.

The report of the Compensation Committee can be found onpage 67 at the end of the Compensation Discussion & Analysis.

Nominating&CorporateGovernanceCommittee
2024 Members:
B. Joanne Edwards (Chair)	Jeffrey S. Edwards	Independence:	Meetings held in 2024:
Charles H. Cannon, Jr.	Michael A. Hickey	5 out of 5	4
Thomas E. Chorman

Key Responsibilities

►	Drafting and reviewing the Corporate Governance Charter, Corporate Governance Guidelines and each committee charter;
►	Monitoring all charters’ compliance with laws, rules and regulations and recommending changes as appropriate;
►	Reviewing the Company’s policies and procedures for compliance with the Company’s Code of Conduct and Code of Ethics for Senior Financial Management;
►	Evaluating Board and committee memberships;
►	Selecting and recommending candidates for Board membership;
►	Retaining or terminating search firms to identify candidates for Board membership;
►	Establishing and leading the Board performance review process to measure the effectiveness of the Board, its committees and the individual directors; and
►	Overseeing the Company’s ESG strategy and monitoring the execution.

2024 Proxy Statement 33

Report of the Nominating & Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Conduct and Code of Ethics for Senior Financial Management. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. The N&CG Committee is also responsible for overseeing the Company’s ESG strategy. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

Board Self-Assessment & Skills Matrix

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications that a future candidate should have to aid in the achievement of those strategic goals. The matrix shown below details the skills that are evaluated and a description of those skills. All Board members and nominees are proficient (either scoring a “2” or a “3” out of 3) in a particular skill. The lighter shade denotes how many members and nominees scored a “3”, while the darker shade denotes how many members scored a “2”.

Public Company Senior Leadership		Industry & Market Knowledge

	Provides the corporation with unique insights on developing talent, a productive work culture, and strategy in solving problems in large, complex organizations		Provides relevant understanding of our business, strategy, and marketplace dynamics

8 out of 8		8 out of 8

Public Company Governance		Manufacturing & Operations

	Ensures compliance with laws and regulations and delivers quality improvement and business performance		Ensures the corporation functions at the highest level of efficiency possible and ensures optimal processes are used in creation of our products

8 out of 8		8 out of 8

International Business		Financial & Capital Allocation

	Cultivates and sustains business and government relationships internationally and provides oversight of our multinational operations		Oversees accurate financial reporting, informed decision making on value-adding initiative, and robust auditing

8 out of 8		8 out of 8

Business Strategy		Innovation & Technology

	Develops and oversees the embedding of a strong customer focused culture in large complex organizations and a demonstrable commitment to achieving customer outcomes		Furthers our commitment to having a culture that encourages innovative ideas that are translated into development of new and advanced technologies

8 out of 8		8 out of 8

Mergers & Acquisitions		ESG & Risk Management

	Strategically pursuing complementary acquisitions and joint ventures that enhance our customer base, geographic penetration, scale and technology		Risk management frameworks and controls that set risk appetites, identify and provide oversight of key business risk (financial and non-financial) and emerging risks

8 out of 8		8 out of 8

34  2024 Proxy Statement

Identifying and Evaluating Candidates for Board Membership

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. Rather than establishing minimum qualifications, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board. Finally, the Committee focuses on prioritizing the identification of candidates with gender, ethnic and racial diversity who will lend nuanced perspectives to Board discussions.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions from directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, and shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement using the processes described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 84. Please attach any appropriate supporting materials.

B. Joanne Edwards, Chair	Charles H. Cannon, Jr.	Thomas E. Chorman	Jeffrey S. Edwards	Michael A. Hickey

Innovation&TechnologyCommittee
2024 Members:
Thomas E. Chorman	Michael A. Hickey	Independence:	Meetings held in 2024:
(Chair)		2 out of 2	5

Key Responsibilities

►	Reviewing, advising and providing oversight on the strategic plan for technology and innovation, as well as the Company’s growth processes;
►	Liaising with senior management regarding significant growth opportunities;
►	Evaluating the risks and opportunities associated with proposed material investments in innovation and technology;
►	Assessing the impact of significant innovation and new technology projects on business, growth prospects and strategy;
►	Advising, monitoring, assessing and making recommendations on technology partnerships, joint ventures and collaborations; and
►	Advising and making recommendations regarding potential M&A transactions that center around key innovations, opportunities or gaps in the technology portfolio.

2024 Proxy Statement 35

Strategy and Risk Oversight

The key responsibilities of the Board, as a whole, include oversight of business strategy; oversight of risk management; oversight of ESG strategy and initiatives; oversight of cybersecurity; oversight of human capital management; and oversight of compliance.

Oversight of Strategy

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process - one that involves constant assessment to ensure that Company performance in the short and long term are consistent with creating and maximizing shareholder value. The Company’s management, on the other hand, is tasked with executing the business strategy. The Board receives regular updates and actively engages with senior management to monitor execution of the business strategy.

Oversight of Business Risks

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of these policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. Additionally, the Audit Committee receives reports on a regularly scheduled quarterly basis, presented by our Corporate Governance Officer and our Chief Legal Officer regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on a period basis to determine whether the risk oversight responsibilities are being discharged effectively. With the addition of the Innovation & Technology Committee at the beginning of FY 2023, that committee assumed responsibility for overseeing risks associated with investments in new technology and innovation. With this enhancement, the Board believes that the allocation of risk oversight among its committees remains appropriate and enables the Board to discharge its risk oversight responsibilities effectively. For a description of risk factors facing the Company, see the Annual Report on Form 10-K, filed on August 2, 2024, under the Part I Section entitled “Item IA. Risk Factors.”

Enterprise Risk Management Program

Our Enterprise Risk Management process is a cooperate process involving the legal, internal audit and risk management departments, along with the CFO and other members of senior management. Risks are assessed and categorized in order to put in place appropriate mitigation plans. Risk factors are reviewed and rated according to their likelihood of occurrence, financial and intangible impact if occurrence took place, and velocity (how quickly the risk could affect the business). Mitigation plans are developed for the top identified risks. These risk assessments and mitigation plans are presented annually to the full Board for review and discussion.

36  2024 Proxy Statement

ESG Strategy & Risks

We have formalized responsibility for oversight of our ESG program with two of our Board committees. Our Board’s N&CG Committee maintains responsibility for oversight of our ESG strategy, while the Audit Committee is responsible for oversight of the integrity of those ESG related metrics that we publicly disclose. Both of these committees provide pertinent updates to the full Board.

A management-level ESG Council has responsibility for implementing the Company’s ESG strategy and reporting on its effectiveness and accomplishments. The ESG Council is now chaired by a senior executive whose primary focus is on ESG. The ESG Council Chair provides an update to the N&CG Committee at each of its regularly scheduled meetings, while the Company’s internal audit function reports to the Audit Committee on processes for auditing the integrity of ESG disclosures.

The information contained herein outlines our approach to ESG and also highlights some of the key facets of our ESG programs. Additional information can also be found on our website at www.standex.com, by clicking on “Sustainability.”

Responsible Business Practices

We conduct our business fairly and ethically and in a manner consistent with all applicable legal and industry code requirements. Strict compliance, high standards of ethical conduct and a strong values-based corporate culture define how we operate in our work environment, business practices and relationships with external stakeholders.

Human Rights

Standex is committed to high standards of integrity, ethics and sustainability throughout our operations and supply chain. We support human rights, labor rights and anti-slavery in our own operations and within our supply chain. We are committed to respecting all internationally recognized human rights standards, including the rights and principles set out in the UN Universal Declaration of Human Rights and the ILO Declaration on Fundamental Principles and Rights at Work. Our Supplier Code of Conduct explicitly requires all suppliers who currently do business with us, or seek to do business with us, to not engage in any activities that violate human rights or labor rights.

Our Human Rights Policy and Supplier Code of Conduct can be found at: ir.standex.com/policies.

Anti-Corruption

Standex conducts business honestly, fairly, ethically, free from corruption and in a manner consistent with all applicable legal and industry standards. We do not engage in or tolerate bribery or corruption of any kind. We require our employees, suppliers and other business partners to comply with all applicable anti-bribery and anti-corruption laws through our Code of Conduct, Supplier Code of Conduct and our Gifts & Gratuities Policy. We also regularly employ compliance training on these topics to ensure our employees are aware of prohibited practices and the legal requirements.

Political Activities & Lobbying

Our Code of Conduct prohibits the use of company funds, assets, property or personnel to contribute to or support political campaigns. Standex, as a company, generally does not engage in any political lobbying. Standex is, however, a member of the various organizations, such as the National Association of Manufacturers, which does periodically lobby in the interests of its members as a whole.

Community Outreach

Standex CARES is the Company’s community partnership program, which provides our employees the opportunity for service leadership and engagement. CARES stands for Connect, Act, Reach, Engage and Serve. In our vision statement, we commit to “encourage a culture of giving that is a way of life at Standex, extending beyond the walls of our facilities through engagement in our communities and dedicated partnerships that reflect the spirit of our employees.” We execute this vision through our mission statement, in which we “pledge to support local programs that benefit our communities through the four key areas of education, workforce readiness, humanitarian relief, and community engagement to improve the lives of people in our communities.”

2024 Proxy Statement 37

Environment, Sustainability & Climate

We share the same world, and it is our priority to bring sustainable practices to our business operations. We are continuing our evolution to improve recycling, increase energy efficiency, reduce waste and improve processes. We are actively seeking, and using, alternatives to critical mineral raw materials that are mined, and we continuously monitor our supply chain to ensure transparent and ethical sourcing.

In FY 2022, we began measuring, on a global basis, the following metrics in order to set a baseline against which improvement can be measured:

►	Electricity consumption
►	Natural gas consumption
►	Heating oil consumption
►	Solid waste generation
►	Recycling
►	Water consumption
►	Waste water disposal

In FY 2023, we set reduction targets for the foregoing metrics.

In FY 2024, we began implementing a more robust process for measuring and tracking progress, as well as implementing a more cohesive, global strategy for determining environmental KPIs.

For more information, please see: standex.com/environment/.

Climate

We believe that focused and sustained action is required to address climate change and its implications. We recognize that climate change poses risks to businesses, industries, and broader society. As part of our commitment to operate sustainably, we are taking action to understand climate-related risks and opportunities. We have embedded climate change risks into our Enterprise Risk Management process, and both risks and opportunities into our business strategy planning process at all of our divisions. We have also incorporated energy and waste reduction into the strategic goals for key operations leaders.

During FY 2023, we completed analysis of our FY 2022 Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions globally and set reduction targets for these emissions.

We are currently in the process of completing analysis of our FY 2023 and FY 2024 Scope 1 and 2 GHG emissions and anticipate publishing disclosures of those emissions prior to the Annual Meeting. We continue to work toward the adoption of science based GHG reduction targets.

We are mindful that the transition to a low carbon global economy will require deep collaboration at many levels. We will continue to collaborate with our customers, suppliers and partners to find innovative approaches to minimizing the collective impact we have on the environment.

Responsible Sourcing

Standex is committed to high standards of integrity, ethics, and sustainability throughout our supply chain. To this end, we have been evolving a robust responsible sourcing initiative. The critical components to this initiative include our Supplier Code of Conduct, our Conflict Minerals Program, and the work of our Responsible Sourcing Council. For FY 2024, we set a target of supplier response rates for the Conflict Minerals Program and were able to achieve an 81% response rate.

38  2024 Proxy Statement

Cybersecurity & Data Privacy

Cybersecurity

Protecting our digital assets and the security of our information systems is a top priority for us. Historically, the nature and scope of our IT applications and systems was almost as diverse as the array of companies that comprised the Standex portfolio. With our transformation into a more focused, high performance operating company over the past several years, we have been rationalizing and standardizing our approach to IT. As a critical component of this effort, we have improved and continue to enhance our IT security controls and protocols.

While management has oversight of cybersecurity execution, the Board and the Audit Committee regularly oversee the general cybersecurity strategy and the efficacy of IT controls. In FY 2024, we created a new position, a Chief Information Officer, who, together with our Director IT Security, has responsibility for ensuring the effectiveness of access and security controls, the deployment and use of effective security tools, applications and policies and the training of all employees on applicable IT policies and procedures. The Chief Information Officer and Director IT Security presents, on a quarterly basis, to the Audit Committee on the status of and plans for IT security. For more detail on our Cybersecurity risk management and strategy, as well as our Cybersecurity governance and oversight processes, please see Item 1C. Cybersecurity of our Annual Report on Form 10-K filed on August 2, 2024.

Over the last three completed fiscal years (FY 2022 - FY 2024), the Company has experienced 10 information security incidents. These incidents range from a stolen laptop, to improper use of IT access privileges, to phishing attacks that resulted in threat actors accessing employees’ mailboxes. All incidents were investigated, corrective action was taken to mitigate the impacts of the incidents and countermeasures were put in place to mitigate reoccurrence. Total fees expended, as a percentage of revenue, on an annual basis, on these incidents was less that 0.05%. Furthermore, we have not incurred any penalties or made any settlements in relation to these incidents. The Company has not experienced any third-party information security breaches relative to the Company’s information. The Company also maintains cybersecurity risk insurance in such amounts and coverage as the Company deems appropriate.

Data Privacy

We value the right to privacy of our employees, customers and business partners. We are committed to protecting the information we receive by collecting, processing, storing, transmitting and using the data in a lawful manner, consistent with legitimate business reasons. Our employees undergo continuous training on data privacy. Business risks and opportunities related to data privacy and cybersecurity are evaluated annually as part of our Enterprise Risk Management process.

2024 Proxy Statement 39

Human Capital Management

Culture & Employee Engagement

Standex is committed to creating and sustaining a culture built on mutual respect, inclusion, trust, and transparency where employees feel valued and supported for the unique people they are, the skills and experiences they bring to the table and the contributions they make. We believe building a great culture is the foundation for cultivating successful relationships with our employees, customers, shareholders, and communities.

Annually, Standex engages with a third party to conduct a global culture survey in which all employees can participate. Survey results give the Company employee feedback used to define, develop, and measure culture action plans at the Corporate, Business Segment, and site level. Our culture survey process helps us attract, retain and develop talent, instill a continuous improvement mindset and discipline across the Company; develop processes and systems that facilitate and support the achievement of our strategic goals and objectives; and cultivate a working environment where our employees feel valued and have opportunities to grow and contribute.

In FY 2024, the annual Culture Survey was sent to all 3,683 of our employees in seventeen languages. There was an 85% response rate, representing a 12% increase from FY 2022, when we first started using this survey, with a total of 11,470 responsive comments.

The results of the Culture Survey were evaluated at the Company, business, region, and site location level and were assessed against an external aspirational benchmark. In the spirit of transparency and continuous improvement, Company-level results were shared with the Board of Directors as the April meeting, were reviewed during the Company’s Q4 All Employee Webcast and were summarized on the Company’s employee communication platform, Standex Exchange. Business segment results were shared at the segment, regional, and site level with those employees.

The Company has initiated two concurrent action tracks relative to addressing opportunities for improvement. The “centralized” track focused on actioning the top areas of greatest organizational impact for the Company, initiated by the senior leadership team of Standex, inclusive of corporate officers and business segment presidents. This process included incorporating areas of focus into the Company’s FY 2024 Corporate Strategic Goals. The “local” track focused on business segments, functions and sites independently actioning the top areas of greatest impact unique to their specific survey results.

All business segments were required to develop an action plan to focus on priority opportunities for improvement specific to their business and to each facility. Progress against goals is reviewed during the Company’s formal quarterly business reviews.

Succession Planning & Talent Development

A primary responsibility of our Board is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our CEO and other key executives. The Board formally reviews executive succession plans annually and is regularly apprised of key talent initiatives throughout the year.

Our talent strategy is focused on attracting and retaining the best talent, recognizing individual and team contributions and investing in the ongoing development of our employees at all levels and at every stage of their careers. We are an organization that values continuous learning and personal development.

In furtherance of the foregoing, we maintain a formal management development program delivering customized, in person training courses to those who lead or oversee a team as well as high potential talent. In FY 2023, the curriculum was expanded and delivered to our L3 and L4 managers (direct reports of business segment leadership teams) in North America and Europe. In FY24, an additional forty-seven leaders representing all businesses completed management development training. Our employees participate in the “LEAP” Program, our performance management and development program, which includes goal setting, quarterly check-ins, an annual performance review, and development planning.

40  2024 Proxy Statement

Diversity, Equity & Inclusion

We are committed to ensuring that Diversity, Equity and Inclusion (“DE&I”) is a top priority across our global organization. For us, DE&I begins first with valuing every employee for the unique individual they are and the skills and experiences they bring to Standex. We strive to create an environment where people feel welcomed and appreciated for the contributions they make every day. We prohibit any form of discrimination, harassment or intolerance and we train employees to understand and recognize these issues. We have policies and processes to address reports of such behavior, including an anonymous hotline managed by an external third party, which reports to our Corporate Governance Officer.

We maintain an Inclusion Advisory Council (“IAC”) to serve as a collective advisor to the senior leadership team, the business unit leadership teams and the global human resources community, primarily focusing on identifying goals and actions to increase inclusivity and continue building a listening culture. The IAC consists of employees, at all levels, from every reporting business segment, from all over the globe and from various functional areas (corporate, finance, human resources, management, and production). In FY 2023, the IAC started the Company’s first Employee Resource Group (“ERG”), the Women and Leadership ERG. This ERG has executive sponsorship by our Scientific segment President and consists of approximately fifty women and allies at all levels from all over the globe. We continue to focus on our goal of establishing voluntary, employee-led ERGs at Standex to foster a diverse, inclusive workplace and build a sense of community and support for employees.

Employee Wellbeing

We view employee wellbeing as a key component of a strong corporate culture. Our programs are aligned with global employee audiences and include an Employee Assistance Program (EAP), free smoking cessation programs, on-site biometric screenings, health and diet coaching, subsidized gym memberships, and flu shots. Providing our employees with the tools to improve their wellbeing—not just physical wellbeing, but also mental, emotional, and financial wellbeing—is of paramount importance.

Employee Communication

Our corporate website and brand platform, standex.com, draws new users daily, amplifying our vision, our businesses, and our culture, and serving as a beacon for existing employees and a key recruiting tool. Internally, Standex Exchange, our digital communication platform is advancing the shift to a cohesive communications platform. Employee engagement is up 8% since the platform introduction. We continue to find new ways to deploy customized employee communication and facilitate two-way dialogue that allows us to gather valuable employee insights. This open communication is a key component of the communication strategy focused on shaping a unified Standex culture by continually strengthening engagement, boosting productivity, and fortifying employee retention.

Safety

Employee safety is a long-standing, top priority for the Company. Responsibility and accountability reside with each employee and foster a spirit of community co-dependence. We are focused on a safe, hazard-free workplace. Our Safety Council conducts monthly calls with the Company CEO and business leaders to review, track, and analyze leading indicators and identify ways to work more safely. Standex achieved our best safety performance to date across the group in FY24; our global TRIR has consistently been reduced to world-class levels of 0.7 on a rolling 12-month basis. Our employees are all fully committed to setting more challenging standards with a focus on Zero Harm.

2024 Proxy Statement 41

Other Risk and Governance Matters

Compliance

We view compliance with applicable laws and regulations as a foundational minimum for ethical business practices. The Board oversees our compliance policies and procedures to ensure the effective performance of management’s duties. Having our Code of Conduct apply to all employees globally, as well as the Board, sends the message that we are all committed to doing the right thing. Our specific compliance policies detail the ethical framework found in the Code of Conduct. Together, these compliance efforts assure that we act effectively and efficiently in the best interests of shareholders.

Code of Conduct and Code of Ethics for Senior Financial Management

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs. On an annual basis, employees are presented with a copy of the Code of Conduct and must affirm their compliance with it.

The Company also utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a regular basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2024 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns.

Conflicts of Interest

The Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and for all prior periods, there have not been any reports of such transactions.

Related Party Transactions

The Board has adopted a written policy for the review of certain related party transactions between any director, director nominee, executive officer, beneficial owner of more than 5% of any class of the Company’s securities, or any immediate family member of any of the foregoing (any of the foregoing being a “Related Party”) and the Company. For purposes of the policy, a “related party transaction” is any transaction, arrangement or relationship in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (b) the Company or any subsidiary is a participant; and (c) any Related Party has or will have a direct or indirect material interest.

This policy is administered by the Audit Committee, which will only approve a related party transaction if it is, in its judgment, not inconsistent with the best interests of the Company and its shareholders. The Audit Committee may, in its sole discretion, impose such terms and conditions as it deems appropriate in connection with its approval. No director may participate in the discussion or approval of a transaction in which that director, or their immediate family member, has a direct or indirect interest.

When a related party transaction is ongoing and has been approved by the Audit Committee, the Audit Committee will annually review the transaction and determine if it is in the best interests of the Company and its shareholders to continue, modify or terminate such transaction.

Since July 1, 2023, there has not been, nor is there currently proposed, any related party transaction.

42  2024 Proxy Statement

Anti-Hedging and Anti-Pledging Policies

The Company’s anti-hedging and anti-pledging policy prohibits any officer, director or key employee from engaging in the following transactions involving the Company’s securities:

►	short-term trading, defined as selling Standex stock within six months of purchasing Standex stock on the open market;
►	short sales;
►	buying or selling put or call options, or other derivative securities;
►	hedging transactions, such as zero-cost collars and forward sale contracts;
►	holding Standex stock in a margin account; or
►	pledging Standex stock as collateral.

For information regarding our Named Executive Officers’ compliance with such policies, refer to “Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)” on page 63 of the Compensation Discussion and Analysis.

Shareholder Engagement

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors by emailing boardofdirectors@standex.com, or by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Communications with the Board are distributed by the Corporate Governance Officer. At the direction of the Board, all mail received may be opened and screened for security purposes. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►	spam
►	junk mail and mass mailings
►	product complaints or inquiries
►	new product suggestions
►	resumes and other forms of job inquiries
►	surveys
►	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

View The Company’s Governance Materials

You can view the Company’s governance materials, including the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters on the Company’s website, ir.standex.com, by clicking on “Governance” and then selecting the specific Company material. Instructions on how to obtain copies of these materials are included on page 85.

2024 Proxy Statement 43

Director Compensation

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 64.

In FY 2024, the Compensation Committee undertook a review of the compensation paid to our non-employee directors relative to the Company’s peer group, consistent with the Committee’s typical review of director compensation every two years. As a result of the review, the Committee increased the annual equity stock grant from $120,000 to $130,000, effective as of the FY 2024 grants. No other changes were made as a result of the review.

Director Compensation Elements The FY 2024 compensation elements are shown in the adjacent table.	FY 2024 Non-Employee Director Compensation

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail under “Management Stock Purchase Plan” on page 56. The equity portion of non-employee director compensation was granted in the form of shares of restricted stock having a $130,000 fair market value at the time of grant, which was established using the closing price of the Company’s stock on the date of the annual meeting. These shares of restricted stock vest 3 years after the grant date, are considered beneficially owned by the director and accrue dividend equivalents, which are paid upon vesting. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting.

Directors do not receive fees for attending Board or committee meetings. Directors also do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non- employee directors are expected to accumulate shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. As of June 30, 2024, all non-employee directors were in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Anti-Hedging and Anti-Pledging Policies” on page 43. None of the directors have engaged in any of the prohibited transactions during FY 2024 or any prior periods.

	Compensation Element	Value
Board Membership
	Annual Cash Retainer	$ 70,000
	Annual Equity Stock Grant	$ 130,000
Committee Chair Fees
	Audit Chair	$ 20,000
	Compensation Chair	$ 15,000
	N&CG Chair	$ 10,000
	I&T Chair	$ 15,000
Committee Non-Chair Fees
	Audit Non-Chair	$ 10,000
	Compensation Non-Chair	$ 7,500
	N&CG Non-Chair	$ 5,000
	I&T Non-Chair	$ 7,500
	Lead Independent Director	$ 25,000

Highlights of Director Compensation Program

►	Emphasis on equity: ties the majority of director compensation to shareholder interests through stock grants.
►	Long term focus: equity grants vest after three years incentivizing directors to focus on the long-term.
►	Market competitive: adjustments to director compensation are based on peer group median levels and the work required of directors serving a diverse company such as ours.
►	Anti-hedging and anti-pledging: includes features that prohibit certain transactions involving our Company’s stock.
►

Stock ownership requirements: all directors must maintain equity ownership levels of at least five times the annual cash retainer and are required to retain at least 50% of the stock they are awarded until they reach the requisite number of shares.

44  2024 Proxy Statement

Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for FY 2024. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

	Fees Earned or	Stock Awards	All Other
Name	Paid in Cash ($) [1]	($) [2]	Compensation ($) [3]	Total ($)
Charles H. Cannon, Jr.	85,000	130,000	5,182	220,182
Thomas E. Chorman	47.500	208,020	5,182	260,702
Robin J. Davenport	97,500	130,000	-	227,500
B. Joanne Edwards	69,125	157,307	5,182	231,614
Jeffrey S. Edwards	82,500	130,000	5,182	217,682
Thomas J. Hansen	16,250	234,026	10,103	260,379
Michael A. Hickey	97,500	130,000	10,103	237,603

1

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee, less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

2

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 24, 2023, valued at $143.04 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were certified on August 20, 2024 and granted on August 23, 2024, valued at $120.86 per share, the closing price of our common stock on June 28, 2024 discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

3	This column consists of dividend equivalents paid in FY 2024 that had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2024, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock (#)	Name	Unvested Stock (#)
Charles H. Cannon, Jr.	3,321	Thomas E. Chorman	3,321
Robin J. Davenport	3,321	B. Joanne Edwards	4,054
Jeffrey S. Edwards	3,321	Thomas J. Hansen	6,081
Michael A. Hickey	3,321

Director Independence

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditors or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 25, 2024, the Board affirmatively determined that each member of the Board and each nominee, (other than David Dunbar, the Company’s President and CEO), meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

2024 Proxy Statement 45

Share Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10% of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2024 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

Director & Management Stock Ownership

The following table shows, as of July 31, 2024, the number of shares of our common stock beneficially owned by each of our current directors, director nominees and Named Executive Officers and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares
Max Arets	1,293	*
Annemarie Bell	8,638	*
Charles H. Cannon, Jr. [2]	18,733	*
Thomas E. Chorman	12,858	*
Robin J. Davenport	3,321	*
David Dunbar [3]	98,597	*
B. Joanne Edwards	4,882	*
Jeffrey S. Edwards	13,053	*
Alan Glass	24,504	*
Thomas J. Hansen	12,360	*
Michael A. Hickey	11,534	*
Ademir Sarcevic	25,893	*
All Directors & Executive Officers [4]	248,176	2.10%

*	Less than 1% of outstanding common stock

1

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2024, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Bell (1,261), Dunbar (32,625), Glass (5,280), Sarcevic (5,157), B. Joanne Edwards (346), Hansen (990) and all other directors and executive officers (1,777).

2	Mr. Cannon has 15,412 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.

3	Mr. Dunbar has 54,233 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.

4	This total includes shares beneficially owned by five additional corporate executive officers that are not NEOs.

46  2024 Proxy Statement

Stock Ownership of Certain Beneficial Owners

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5% of the Company’s issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares as of the Dates Specified in their Respective Filings
BlackRock Inc. [2] 50 Hudson Yards New York, New York 10001	1,808,806	15.2%
The Vanguard Group [3] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,415,927	11.9%
Neuberger Berman Group LLC [4] 1290 Avenue of the Americas New York, New York 10104	831,742	6.99%
Champlain Investment Partners, LLC [5] 180 Battery Street Burlington, Vermont 05401	609,172	5.12%
Silvercrest Asset Management Group, LLC [6] 1330 Avenue of the Americas, 38th Floor New York, New York 10019	597,224	5.0%

1	This column shows shares beneficially owned by the named owner as follows:

	BlackRock	Vanguard	Neuberger	Champlain	Silvercrest
Sole voting power	1,787,034	-	-	449,917	597,224
Shared voting power	-	19,0697	821,814	-	-
Sole investment power	1,808,806	1,385,498	-	609,172	597,224
Shared investment power	-	30,429	831,742	-	-

2	Information on BlackRock is based on a Schedule 13G/A filed by BlackRock on January 22, 2024.

3	Information on Vanguard is based on a Schedule 13G/A filed by Vanguard on February 13, 2024.

4	Information on Neuberger is based on a Schedule 13G filed by Neuberger on February 12, 2024.

5	Information on Champlain is based on a Schedule 13G/A filed by Champlain on February 13, 2024.

6	Information on Silvercrest is based on a Schedule 13G filed by Silvercrest on February 14, 2024.

   2024 Proxy Statement 47

Compensation Discussion & Analysis

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer, chief financial officer and our other executive officers named in the “Summary Compensation Table” starting on page 68. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2024, our NEOs were:

►	David Dunbar, President and Chief Executive Officer (“CEO”);
►	Ademir Sarcevic, Vice President, Chief Financial Officer (“CFO”) and Treasurer;
►	Alan Glass, Vice President, Chief Legal Officer (“CLO”) and Secretary;
►	Annemarie Bell, Vice President, Chief Human Resources Officer (“CHRO”);
►	Max Arets, Vice President, Chief Information Officer (“CIO”).

Business Highlights

Our 2024 fiscal year built upon the momentum we had built in the previous years, as we continued our emergence as a growth oriented, industrial operating company with solid operational execution. We continued to focus our efforts on fast growth markets such as electric vehicles, 5G, smart grid, industrial automation, commercial space and defense, and we increased our sales to those markets by 13% to a total of $94 million. And our continued improvement of operating processes resulted in a gross margin increase of approximately 70 basis points. As a result, despite general industrial market softness that persisted longer than expected, we delivered record operating margins for the year. Overall, net sales for FY 2024 of $720.6 million decreased by $20.4 million or 2.8% when compared to the prior year, and income from operations of $101.7 million decreased by $69.4 million or 40.1%. After adjusting for a one-time gain on the divestiture of a business unit in fiscal year 2023 of $62.1 million, income from operations reflected a decrease of $7.5 million or 6.9%. Our balance sheet remains robust as we ended the fiscal year with a net cash position, and an available borrowing capacity of approximately $347 million. During fiscal year 2024, we increased R&D spending to approximately 3% of net sales and we anticipate introducing at least 12 new products across all of our businesses in fiscal year 2025. Together with a robust M&A funnel, continued growth in our fast growth markets, and an expected recovery in general industrial markets, we closed the year very optimistic about FY 2025 and beyond.

Checklist of Compensation Practices

In addition to the principles and objectives discussed below, the Compensation Committee strives to design the Company’s compensation program to include what is considered good practices in the industry. Much like our corporate governance practices, we believe that good compensation practices increase shareholder value, strengthen our business and encourage us to manage risk properly. This checklist provides a highlight of our compensation practices:

✓	Executive compensation is tied to performance	X	Our incentive programs do not encourage excessive risk taking
✓	Caps on incentive payouts	X	No hedging or pledging of Company shares
✓	Strategic performance metrics	X	No single-trigger change in control severance benefits
✓	Benchmarks determined based on peers of comparable size, complexity & industry	X	No excise tax gross-up provisions
✓	SEC compliant clawback policy	X	No excessive perquisites
✓	Independent compensation consultant
✓	Stock ownership guidelines
✓	Encourage long-range planning and execution
✓	Compensation Committee is comprised solely of independent directors

48  2024 Proxy Statement

Our Compensation Objectives and Principles

These principles have been established by the Compensation Committee to further the objectives and guide the design and administration of specific plans, agreements and arrangements for our executives, including the Named Executive Officers.

Objectives

►	Align the interests of our executives with the interests of our shareholders
►	Attract, retain and motivate highly qualified executives
►	Pay for performance by rewarding current performance and driving future performance
►	Appropriately manage risk
►	Provide a competitive pay opportunity
►	Promote long-term commitment to the Company via deferred equity awards and share ownership guidelines for our executives

Principles

►	Incentive compensation should be performance-based
►	Incentive compensation should represent the majority of total target compensation
►	Incentive compensation should balance short and long- term performance
►	Incentive compensation should discourage excessive risk- taking
►	Long term incentives should balance stock price appreciation and financial achievements
►	Compensation levels should be competitive
►	Executive compensation should be reviewed annually

Objectives and Principles

Incentive Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

On an annual basis, the Compensation Committee reviews an independent report, provided by the external compensation consultant, on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group.

Incentive Compensation Should Represent the Majority of Total Target Compensation

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In FY 2024, our Named Executive Officers’ incentive compensation amounted to 64% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In FY 2024, the CEO’s incentive compensation was 80% of his total target compensation. The below table presents the percentage of total target compensation that was “at- risk” for each Named Executive Officer.

Name	Percent of FY 2024 Pay “At Risk” (%)
David Dunbar	80.2%
Ademir Sarcevic	69.2%
Alan Glass	60.8%
Annemarie Bell	57.4%
Max Arets	50.0%

2024 Proxy Statement 49

Incentive Compensation Should Balance Short-Term and Long-Term Performance

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

Long-Term Incentives Should Balance Stock Price Appreciation and Business/Financial-Based Achievements as well as Shareholder Return Relative to Other Industrial Manufacturing Companies

Our FY 2024 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock awards and contingent performance shares. For our CEO, the FY 2024 mix is 40% weighted towards restricted stock awards and 60% weighted towards performance shares units. The restricted stock awards component will vest on a pro-rata basis over three years. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre-established financial performance criteria. With respect to FY 2024 PSU awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long- term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

Compensation Levels Should be Competitive

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

The Executive Compensation Program Should be Reviewed Annually

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

50  2024 Proxy Statement

Components of Executive Compensation

Overview

We provide three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 61) and standard retirement and benefit plans (see page 60).

	CEO	Average Named Executive Officer	Description
Base Salary			Fixed cash compensation based on the market- competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness.
Annual Incentive			Designed to reward results in the fiscal year. Annual cash incentives based on: ► Achievement of Company financial metrics ► Individual performance on pre-established strategic goals
Long-Term Incentives

Forward-looking equity awards intended to drive future growth and align the interests of NEOs and shareholders. Grants awarded in the form of restricted stock awards and performance share units. Current performance measures include the following metrics and payouts are subject to a relative TSR modifier:

► ROIC

Base Salary

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of Company executives, including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2023 and 2024, the base salary of each Named Executive Officer was set as follows:

Name	FY 2024 Base ($)	FY 2023 Base ($)	Increase
David Dunbar	936,436	900,419	4.0%
Ademir Sarcevic [1]	560,000	469,408	19.0%
Alan Glass	404,147	392,376	3.0%
Annemarie Bell	335,800	322,885	4.0%
Max Arets [2]	360,187	-	0%

1

Mr. Sarcevic received a 5.5 % annual merit increase that was effective October 1, 2023. During the third quarter of FY 2024, the Compensation Committee underwent a review of Mr. Sarcevic’s compensation and further increased his base salary compensation to be better in line with comparable positions in the Company’s peer group and due to his performance. These changes were effective April 1, 2024.

2	Mr. Arets joined the Company on April 8, 2024, during FY 2024, so he did not have a base salary in FY 2023.

2024 Proxy Statement 51

Annual Incentive Opportunity

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer. The financial metrics and each strategic goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

2024 Annual Incentive Formula

* These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%; if the weight of financial goals totals 75% and the financial achievement percentage is 200%, the financial achievement factor would be 150%.

Target Incentive Amounts

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data, in consultation with the compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2024 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)
David Dunbar	105%	983,258
Ademir Sarcevic [1]	65%	321,897
Alan Glass	55%	222,281
Annemarie Bell	55%	184,690
Max Arets	50%	180,094

1

Mr. Sarcevic’s target annual incentive opportunity reported here is based on his base salary and target annual incentive percentage that were effective October 1, 2023. Effective April 1, 2024, Mr. Sarcevic’s target annual incentive opportunity percentage increased to 75 % of base salary.

52  2024 Proxy Statement

Goal Weight within Target Incentive

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2024, the Compensation Committee set the following relative weight of these performance measures:

►	75% of the annual incentive opportunity would be based on the achievement of financial performance goals, and
►	25% of the annual incentive opportunity would be based on individual achievement of strategic goals.

Payout for the achievement of both financial performance and strategic goals can range between 0% and 200%, where performance below threshold levels corresponds to a payout of 0%, while performance at or above superior levels corresponds to a payout of 200%. For example, if the weight of financial goals is 75%, the maximum financial achievement factor would be 150%. Similarly, if the weight of strategic goals is 25%, the maximum strategic achievement factor would be 50%. The combined factors are capped at 200%.

Setting Financial Performance Measures

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2024, the Compensation Committee selected the following three financial performance measures: (i) adjusted Operating Income, (ii) adjusted EPS, and (iii) net working capital turns. The Compensation Committee selected these performance measures because it believes they are important financial factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term.

After determining the performance measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance goals, which correspond to annual incentive payouts of 50%, 100% or 200% of the target incentive amount, respectively, except for “entry” for the adjusted Operating Income performance measure corresponds to a payout of 25%. If actual performance falls between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if actual performance falls below entry for the adjusted Operating Income performance measure or below threshold for all other measures. Additionally, if adjusted Operating Income performance exceeds target, the Compensation Committee set a requirement that the adjusted operating income margin must also be at least 13.7% for payout to exceed target. The Compensation Committee included this requirement in order to prevent margin dilution. The Compensation Committee sets the “entry” and “threshold” performance levels high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

2024 Proxy Statement 53

Financial Goals & Results for FY 2024

For FY 2024, the financial performance metrics, weights, achieved performance levels and payout percentages were as follows:

Financial Performance Metric	Entry Threshold Target Superior	Weight	Weighted Achievement
Adjusted Operating Income [1]		50%	21.2%
Adjusted EPS [2]		5%	2.7%
Net Working Capital Turns Q1 [3]		4%	3.2%
Net Working Capital Turns Q2		4%	2.4%
Net Working Capital Turns Q3		4%	2.0%
Net Working Capital Turns Q4		4%	3.2%
Net Working Capital Turns 5-Point Average [4]		4%	3.0%
Financial Goals Weighted Achievement Total			37.7%

1	Adjusted Operating Income is a non-GAAP measure, which takes Operating Income and excludes restructuring charges, purchase accounting expenses, acquisition-related expenses and other one-time items.
2

This value, which is greater than the Company’s actual reported diluted earnings per share of $6.14 for FY 2024, adjusts for restructuring charges, purchase accounting expenses, insurance recoveries, discontinued operations, acquisition costs and any income tax impacts thereof, along with one-time tax adjustments.

3

Net working capital turns measures the ratio of sales to net working capital. The ratio was calculated by using annualized net sales for the trailing three-months of the listed quarter and dividing by the net working capital (calculated as net accounts receivable and inventory minus accounts payable) at the end of the listed quarter.

4	This five-point average included the net working capital turns for Q1-Q4 of FY 2024 and Q4 of FY 2023.

54 2024 Proxy Statement

Setting Strategic Goals

The Compensation Committee, in consultation with the Board, evaluates and establishes strategic objectives that correlate with the creation of shareholder value, align with the Company’s business plan and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and responsibilities.

In FY 2024, the Compensation Committee set the following strategic goals for the CEO:

►

Accelerate growth efforts by: establishing a process in which the businesses use a standard stage gate funnel to capture growth activities and by growing fast growth vector sales and new product sales;

►

Apply the standard work of the Standex Value Creation System by: Identifying and implementing process improvements to improve working capital turns, delivering productivity improvements, maintaining world class safety levels and rolling out a streamlined employee performance and development process;

►

Optimize the portfolio by: enhancing the process by which the businesses manage a funnel of accretive acquisitions, continuing to build the acquisition funnel, and acquiring accretive strategic bolt-on acquisitions; and

►	Enhance deployment of ESG strategy to increase business resilience and help improve overall Company performance.

In consultation with the CEO, the Compensation Committee sets strategic goals for executive officers, including the other Named Executive Officers, that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

Strategic Goals & Results for FY 2024

The Compensation Committee met with the CEO to evaluate the performance of each Named Executive Officer (other than the CEO) against their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. The Compensation Committee determined that each Named Executive Officer achieved greater than target on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the following:

►	Standard stage-gate funnel processes were implemented for all businesses; fast growth market sales increased to $93M; and year-to-date new product sales achieved $38.3M.
►

Net working capital turns improved supporting record cash generation; price and productivity gains exceeded inflation; safety TRIR was reduced below its already world-class level; and employee performance and development process was successfully rolled out throughout the organization.

►	Continued to build upon the M&A funnel and closed 3 acquisitions in FY 2024.
►

Appointed a senior executive as the new Chair of the ESG Council; new process implemented for ESG data collection and audit; and ESG reduction targets are in place and tracked via the Operations Council.

2024 Proxy Statement 55

Overall Annual Incentive Opportunity Results for NEOs

The following table shows the overall annual incentive opportunity results for FY 2024. Each executive has the opportunity to participate in the Management Stock Purchase Plan, described below, under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount.

Name	Financial Achievement Factor	Strategic Achievement Factor	Total BPP Score	Target Annual Incentive Amount ($)	Annual Incentive Amount ($)
David Dunbar	37.7%	32.0%	69.7%	983,258	685,331
Ademir Sarcevic [1]	37.7%	36.0%	73.7%	321,897	278,530
Alan Glass	37.7%	30.0%	67.7%	222,281	150,484
Annemarie Bell	37.7%	32.0%	69.7%	184,690	128,729
Max Arets [2]	37.7%	32.0%	69.7%	180,094	28,809

1

Due to the change in Mr. Sarcevic's base salary and annual incentive target percentage, the actual annual incentive amount Mr. Sarcevic received was calculated as follows: new base annual salary ($560,000) at the prior target percentage (65%) for the period July 1, 2023 through March 31, 2024, and new base annual salary ($560,000) at the new target percentage (75%) for the period April 1, 2024 through June 30, 2024.

2	Mr. Arets joined the Company on April 8, 2024, so his annual incentive amount was pro-rated based on his hire date.

Management Stock Purchase Plan

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of restricted stock units (“RSUs”) at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 28, 2024) or (ii) the closing price of the Company’s common stock on the date on which the annual incentive award is certified by the Compensation Committee (August 20, 2024). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their annual incentive award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2024, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred (% of Award)	Amount of the Deferral ($) [1]	RSUs Granted (#) [2]
David Dunbar	50%	342,665	2,835
Ademir Sarcevic	0%	-	-
Alan Glass	50%	75,242	622
Annemarie Bell	0%	-	-
Max Arets	0%	-	-

1	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.

2

Based on the closing price of the Company’s common stock on June 28, 2024 ($161.15), the closing price of the Company’s common stock on the last day of the fiscal year, and discounted by 25%. RSUs have been rounded down to the nearest whole unit.

56 2024 Proxy Statement

Long-Term Incentive Plan

In 2018, the Company, with the approval of its shareholders, adopted the 2018 Omnibus Incentive Plan (“OIP”). An amended and restated OIP was also approved by shareholders in 2021. The purpose of the OIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. All long term incentive awards to NEOs for FY 2024 were made in August 2023 under the OIP.

OIP Structure

The FY 2024 OIP awards consist of two types of equity awards: time-vested restricted stock awards (“RSAs”) and performance- based performance share units (“PSUs”). The Compensation Committee selected these equity vehicles for FY 2024 because each aligns the interests of our NEOs with those of our shareholders, enhances retention of our NEOs and provides the opportunity to meaningfully increase the level of stock ownership by our NEOs. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

OIP Component	Description
Awards of Restricted Stock (“RSAs”)	Time-based, annual pro-rata vesting over a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0% to 200% of award value based on pre-determined financial performance metrics, and further subject to increase or decrease of up to 25% of payout based on relative TSR performance over the performance period (for an ultimate payout range of 0% to 250%).

For all outstanding RSAs, the RSAs will vest on a pro-rated basis on the 1st, 2nd and 3rd anniversaries of the grant date, provided that the RSA holder is employed continuously through the particular vest date. All RSAs will immediately vest upon death, disability or retirement or in the event of an involuntary termination in connection with a change in control. All RSAs under the OIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

Each PSU grant cliff vests at the end of a 3-year performance period based on results achieved against Compensation Committee- approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of the target award and are settled in shares of common stock. Payout begins at 50% of target for achieving threshold performance goals. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. As noted below, actual achievement may be further modified either upward or downward on a sliding scale of up to 25% of payout, based on the relative TSR performance over the performance period. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, retirement or involuntary termination in connection with a change in control.

Additionally, the Compensation Committee has the discretion to grant awards of restricted stock for a variety of reasons, including sign-on bonuses to attract talent and discretionary grants to retain and motivate executives.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with its external compensation consultant, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

2024 Proxy Statement 57

FY 2024 Target Incentive Amounts

For FY 2024, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. Since the CEO is in the best position to drive overall Company performance, the CEO should have a larger portion of his long-term incentive award be awarded in PSUs as opposed to RSAs. The Committee set the CEO’s percentage of PSUs at 60% of the target award, while the other NEOs’ PSU grants were set at 50% of their target award.

For FY 2024, the Committee established the following target long-term incentive awards, with the percentage of such award granted as PSUs for each Named Executive Officer:

Name	Target Award (% of Base Salary)	Target Award Amount ($)	Target Award (% Awarded in PSUs)
David Dunbar	300%	2,809,308	60%
Ademir Sarcevic [1]	160%	792,362	50%
Alan Glass	100%	404,147	50%
Annemarie Bell	80%	268,640	50%
Max Arets [2]	50%	180,094	50%

1

At the beginning of FY 2024, when awards under the OIP were granted, Mr. Sarcevic had a target award of 160 % of base salary. Since the awards were granted, Mr. Sarcevic’s base salary increased, as explained under the “Base Salary” section, and his target award percentage increased to 180 % of base salary.

2	Mr. Arets joined the Company on April 8, 2024, so he did not receive an award, other than his sign-on award, under the OIP in FY 2024.

Performance Measures

For the FY 2022-2024 performance period, the Compensation Committee set a single modified ROIC measure, as calculated using the 5-point average over the last fiscal year of the particular performance period. The modified ROIC measure is calculated by adjusting the denominator to add accumulated depreciation and accumulated amortization and remove goodwill. This ratio reflects the improved efficiency of the Company’s operating assets to generate profits while reducing distortion from the effects of divestitures and acquisitions. The Committee selected this modified ROIC measure because it reflects the Company’s efforts to improve the quality of earnings, whether they come from organic actions or through inorganic portfolio moves. The measure supports the Committee’s view that improvement in quality of earnings drives shareholder value creation. To more broadly reflect Standex value creation for shareholders relative to other industrial companies, the achievement of the measure is adjusted by a relative TSR modifier over the three-year performance period. Specifically, actual awards are modified up or down as follows:

If TSR over the three-year performance period is:	Then:
At or above the 75th percentile of the comparator group	The award will be increased on a sliding scale starting from 15% up to 25%
At or above the 25th and below the 75th percentile of the comparator group	No change to the award
Below the 25th percentile of the comparator group	The award will be decreased on a sliding scale starting from 15% up to 25%

58 2024 Proxy Statement

For the FY 2023-2025 and FY 2024-2026 performance periods, the Compensation Committee changed the metric from the modified ROIC measure to a traditional ROIC measure. However, the Committee retained the 5-point average over the last fiscal year component of the measurement. The Committee changed the metric for the FY 2023-2025 performance period to simplify the calculation without detracting from the Company’s focus on improving quality of earnings. The Committee decided to continue with the change for the FY 2024-2026 performance period. Additionally, while keeping the relative TSR modifier, the Committee adjusted the modifier as follows:

If TSR over the three-year performance period is:	Then:
At or above the 66th percentile of the comparator group	The award will be increased on a sliding scale starting from 0% up to 25%
At or above the 33rd and below the 66th percentile of the comparator group	No change to the award
Below the 33rd percentile of the comparator group	The award will be decreased on a sliding scale starting from 0% up to 25%

The peer group selected for both of these relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences during the performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

Status of Long-Term Incentive Plan Programs

Performance Period and Measure	Performance Levels	Weighted Achievement	Status & Commentary
FY 2022-2024			►Results were certified in August 2024.
Modified ROIC		152.4%

►The Modified ROIC, as calculated using a 5-point average from Q4 FY 2023 to Q4 FY 2024, was greater than target level, but less than the superior level.

►Company’s 3-year TSR ranked in the 74th percentile amongst the peer group of S&P 600 Capital Goods companies, so there was no TSR modifier.

►Threshold, target and superior levels were adjusted downwards by 30 bps to account for the impact of the Procon divestiture in Q3 of FY 2023, and the calculation of actual results excluded the Sanyu and SEPL acquisitions in Q4 of FY 2024.

►Final payout was certified at 152.4% based on Company performance, and individual share payouts are in the table below.

FY 2023-2025 awards will be certified in August 2025, while FY 2024-2026 awards will be certified in August 2026.

As certified by the Compensation Committee, the FY 2022-2024 performance period ended on June 30, 2024 and the PSUs granted on August 23, 2021 vested at 152.4%, for the following share payouts and value as of the date of certification. Mr. Arets was not employed with the Company on the grant date, so he does not have any shares vesting.

Name	Shares granted on August 23, 2021 (#)	Shares Vesting (#)	Value of Shares Vesting ($) [1]
David Dunbar	14,283	21,767	3,840,352
Ademir Sarcevic	3,384	5,157	909,850
Alan Glass	1,886	2,874	507,060
Annemarie Bell	828	1,261	222,478
Max Arets	-	-	-

1	Based on the stock price on the date of vesting, August 23, 2024 ($176.43).

2024 Proxy Statement 59

Retirement Plans

Standex Retirement Savings Plan

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

►	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and
►	50% of the employee’s contribution for the next 2%.

The Named Executive Officers as well as employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

Standex Deferred Compensation Plan

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under nearly identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the Internal Revenue Code (“IRC”).

Pension Plans

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

60 2024 Proxy Statement

Perquisites and Other Benefits

Perquisites

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the NEOs in performing their responsibilities. For FY 2024, we provided the following perquisites to certain NEOs: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs), and Mr. Dunbar received reimbursement for tax return preparation and counseling services. We do not provide gross ups for any attributed income relating to these perquisites. As part of Mr. Arets’ employment offer, he was provided with relocation expense reimbursement as well as a grossed-up payment in the event Mr. Arets’ prior employer decided to exercise a clawback of certain reimbursements Mr. Arets received.

Employment Agreements

We had previously entered into Employment Agreements with each of the Named Executive Officers, except Mr. Arets. Effective at the end of FY 2024, the employment agreements with each NEO, except for Mr. Dunbar, were terminated in favor of the newly adopted Executive Severance Policy, discussed below.

Mr. Dunbar’s employment agreement remains in effect and was crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that retaining the employment agreement with Mr. Dunbar was in the best interest of both the Company and Mr. Dunbar.

Mr. Dunbar’s employment agreement sets out an initial term that automatically renews. He ultimately serves at the will of the Board because the agreement may be terminated for any reason with 30 days’ notice. In addition to severance provisions, the employment agreement also contains restrictive covenants including a non-compete provision, which precludes him from engaging, in any active capacity, in any business other than Standex while he is employed with the Company. The non-compete also precludes him from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts his ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against Mr. Dunbar, who knows the most about the Company, its businesses, its employees and its markets, using his knowledge to adversely impact the Company after his employment ends.

OIP Grant Agreements

For every award grant under the OIP, our Named Executive Officers receive an OIP Grant Agreement. Our OIP Grant Agreements provide for certain benefits, such as accelerated vesting or future pro-rated vesting entitlements, upon an executive’s termination of employment. For RSAs granted under the OIP, upon an executive’s termination due to death, disability or retirement, the executive shall receive accelerated vesting of the covered shares. For PSUs granted under the OIP, upon an executive’s termination due to death, disability or retirement, the executive shall not forfeit the award, instead the PSUs granted shall vest in normal course, but shall be pro-rated based on the length of the performance period during which the executive was employed prior to the executive’s termination date.

For both RSAs and PSUs granted under the OIP, if the termination is due to a retirement, such retirement must be at least six months after the date of the grant in order for vesting of the covered shares to be accelerated. If the retirement is within six months of the date of the grant, the covered shares are forfeited. If the termination is due to cause, all covered shares are forfeited. If the termination is without cause, and does not fall into any other category, the covered shares are forfeited unless the Compensation Committee or its designee exercises its discretion and elects to accelerate the awards.

2024 Proxy Statement 61

Executive Severance Policy

Effective October 25, 2023, the Company established an Executive Severance Policy (the “Policy”) to provide guidelines and procedures regarding executive severance benefits for eligible executives of the Company. The Compensation Committee believes that this is an important tool to attract and retain top executive talent, encourage executives’ commitment and dedication to the Company, and ensure a smooth transition in the event of their departure. This Policy replaced and superseded the individual employment agreements with the Named Executive Officers (other than Mr. Dunbar and Mr. Arets). The following is a brief summary of the benefits payable under the Policy, and is qualified by reference to the full Policy, which may be found as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 31, 2023.

Under the Policy, severance benefits are payable in the event of a Change in Control (discussed below), death, disability, retirement or without cause. No payments are made if there is a termination for cause, as defined in the Policy. Upon an executive’s death, the executive’s estate or beneficiaries would be entitled to unpaid base salary through the date of death, and any rights with respect to outstanding unvested equity awards in accordance with the award agreements, as described above. Upon an executive’s termination due to disability, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, continuation of base salary for a period of one year from the termination date, and any rights with respect to outstanding unvested equity awards in accordance with the award agreements, as described above. Upon an executive’s termination due to retirement, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, and any rights with respect to outstanding unvested equity awards, except awards granted within the preceding six months, which are forfeited, in accordance with the award agreements, as described above. Upon an executive’s termination without cause, as defined in the Policy, the executive would be entitled to unpaid base salary through the date of termination, continuation of pay for a period of one year in an annualized amount equal to the sum of the executive’s most recent base salary plus target annual bonus, and, if the executive elects to continue health insurance coverage under COBRA, the executive shall receive a monthly reimbursement of COBRA premiums for a period of up to one year.

Change in Control

For our CEO, his employment agreement contains provisions governing what happens when there is a change in control. For the remainder of the Named Executive Officers, the Executive Severance Policy governs the severance benefits upon a change in control. The benefits provided to either the CEO or the NEOs under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

Under both the employment agreement and the Policy, the severance benefits promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified “good reason” under the employment agreement or “Just Reason” under the Policy. The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the OIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” starting on page 76.

62 2024 Proxy Statement

Other Compensation Information

Say-on-Pay

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2023 annual meeting, 98.5% of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2023.

Clawback Provision

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the OIP gives our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer. The Compensation Committee adopted a new clawback policy in August 2023 and further included reference to this clawback policy in the Executive Severance Policy.

Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)

The Company’s anti-hedging and anti-pledging policy prohibits all Named Executive Officers from engaging in certain transactions involving the Company’s securities. Specifically, they are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities. No Named Executive Officer has entered into any such prohibited transaction.

Stock Ownership Guidelines

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at five times his base salary and require all other executives to maintain stock ownership valued at two times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at one times their base salary. Until an executive has attained the requisite stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the fiscal year. Shares that are either owned outright or are unvested RSAs are considered owned for the purpose of the guidelines. Neither PSUs awarded under the OIP nor RSUs granted pursuant to a deferral under the MSPP are considered in the calculation of stock ownership.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2024 (#)[1]	Actual Stock Ownership as of June 30, 2024 (#)
David Dunbar	500%	27,675	65,972
Ademir Sarcevic	200%	6,620	20,736
Alan Glass	200%	4,778	19,224
Annemarie Bell	200%	3,970	7,377
Max Arets	200%	4,258	1,293

1	Based on the average price of the Company’s common stock between April 1, 2024 and June 30, 2024 ($169.19). Shares have been rounded to the nearest whole share.

2024 Proxy Statement 63

Basis for Determining Executive Compensation

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the Chief Human Resources Officer to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

Executive Compensation Consultant

In FY 2024, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2024.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine or recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2024, Meridian conducted a competitive assessment of our executive compensation program (including design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2024, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

64 2024 Proxy Statement

Peer Group

The following selection criteria were used to establish the Company’s FY 2024 compensation peer group:

►	The company should be an industrial and technology manufacturing company;
►	The company should have revenues between 1/3 and 3 times the Company’s revenue;
►	The company should have multiple business units; and
►	The company should serve global markets.

Based on this selection criteria, our FY 2024 peer group consisted of the following 19 companies:

Albany International Corporation	Enerpac Tool Group Corp.	NN, Inc.
Astronics Corporation	Enpro Industries, Inc.	Proto Labs, Inc.
Barnes Group, Inc.	ESCO Technologies, Inc.	RBC Bearings, Inc.
Chart Industries, Inc.	Helios Technologies, Inc.	TriMas Corporation
CIRCOR International, Inc.	Hurco Companies, Inc.	Vishay Precision Group, Inc.
Columbus McKinnon Corporation	Kadant, Inc.
CTS Corporation	L.B. Foster Company

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median of the peer group companies.

For FY 2024 compensation, the following two companies were removed from the FY 2023 peer group: Altra Industrial Motion Corporation, due to it being acquired, and Franklin Electric Co., Inc., due to business fit and revenue range. Since this brought the peer group down to 15 companies, 4 additional companies were then added (Astronics Corporation; Columbus McKinnon Corporation; CTS Corporation; and Vishay Precision Group, Inc.). In April 2024, the Compensation Committee reviewed the peer group, and for FY 2025, removed CIRCOR International, Inc., due to it being acquired, and Hurco Companies, Inc., due to revenue range, while also adding Rogers Corporation, due to business fit and size characteristics.

2024 Proxy Statement 65

Risk in Compensation Programs

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2024, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

►

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

►

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

►

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

►

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

►

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

►

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

►

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

►

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

►

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

►

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

66 2024 Proxy Statement

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

For FY 2024, the members of the Compensation Committee were: Robin J. Davenport, B. Joanne Edwards, Jeffrey S. Edwards, and Michael A. Hickey.

None of these directors has ever been an employee or officer of the Company. None of our executive officers serves as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael A. Hickey, Chair	Robin J. Davenport	B. Joanne Edwards	Jeffrey S. Edwards

2024 Proxy Statement 67

Compensation Tables

Summary Compensation Table

The following table sets forth compensation information for fiscal years 2022, 2023 and 2024 for our Named Executive Officers – the individuals who served during FY 2024 as CEO and CFO and three other highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
David Dunbar President and CEO	2024	927,432	-	3,318,267	342,665	259,577	145,544	4,993,485
	2023	892,597	-	3,405,266	471,302	164,579	164,853	5,098,597
	2022	869,130	-	3,435,322	675,770	-	155,513	5,135,735
Ademir Sarcevic Vice President, CFO and Treasurer	2024	504,956	-	2,292,086	278,530	7,069	28,795	3,111,437
	2023	465,330	-	799,455	255,565	3,341	46,848	1,570,539
	2022	449,798	-	679,507	447,954	-	29,098	1,606,357
Alan Glass Vice President, CLO and Secretary	2024	401,204	-	515,651	75,242	13,977	49,263	1,055,337
	2023	388,967	-	536,910	96,789	7,507	52,462	1,082,635
	2022	375,984	-	607,643	148,003	-	51,037	1,182,666
Annemarie Bell [5] Vice President, Chief Human Resources Officer	2024	332,571	-	268,375	128,729	285	21,489	751,450
	2023	311,512	-	225,923	177,054	126	19,689	734,304
	2022	-	-	-	-	-	-	-
Max Arets [6] Vice President, Chief Information Officer	2024	83,351	-	69,844	28,809	-	67,226	349,230
	2023	-	-	-	-	-	-	-
	2022	-	-	-	-	-	-	-

Footnotes on following pages.

68 2024 Proxy Statement

1

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	4.564%
Expected life of option grants:	3 years
Expected stock value volatility:	27.45%
Expected quarterly dividends:	$0.30 per share

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the OIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the OIP ($)	Total ($)
David Dunbar	509,231	1,123,582	1,685,453	3,318,267
Ademir Sarcevic [a]	-	396,044	396,044	2,292,086
Alan Glass	111,816	201,917	201,917	515,651
Annemarie Bell	-	134,188	134,188	268,375
Max Arets [b]	-	-	-	169,844

a	Mr. Sarcevic received a discretionary RSA grant in the amount of $1,499,998, which is reflected in the total here and in the Summary Compensation table above.

b	Mr. Arets received a discretionary, sign-on RSA grant in the amount of $169,844, which is reflected in the total here and in the Summary Compensation table above.

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for FY 2022 grants was 152.4% of the target levels. The payout for FY 2023 and FY 2024 grants will be determined in FY 2025 and FY 2026, respectively. The probable outcome for FY 2022, FY 2023 and FY 2024 grants of performance-based awards was estimated at the target payout level, or 100%, at the time of grant. The following table shows the grant date fair value of the performance share units granted in FY 2024 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value. As described in the Compensation Discussion and Analysis, awards have a maximum payout level of 200% and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25% of payout, for a combined maximum payout level of 250% of target.

	Grant Date Fair Value of Performance Share Awards under the OIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,685,453	4,213,632
Ademir Sarcevic	396,044	990,110
Alan Glass	201,917	504,793
Annemarie Bell	134,188	335,469
Max Arets [a]	-	-

a	Mr. Arets joined the Company on April 8, 2024, so he did not receive an FY 2024 PSU grant.

2

This column shows the amounts earned in cash under our annual incentive opportunity. Some of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

3	This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan.

2024 Proxy Statement 69

4	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) [a]	Total ($)
David Dunbar	17,250	76,252	16,236	35,807	145,544
Ademir Sarcevic	10,432	4,653	1,710	12,000	28,795
Alan Glass	16,794	12,945	7,524	12,000	49,263
Annemarie Bell	12,233	1,732	7,524	-	21,489
Max Arets	4,168	-	656	62,403	67,226

a

Mr. Dunbar has an automobile allowance of which he used $14,607. Mr. Dunbar also received tax preparation reimbursement in the amount of $21,200. Mr. Sarcevic and Mr. Glass have an automobile allowance of $12,000. Mr. Arets received a grossed-up reimbursement in the amount of $62,403 in connection with a clawback for relocation expenses that was enforced by his previous employer. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

5	Compensation for Ms. Bell is provided only for FY 2024 and FY 2023 because she was not an NEO for FY 2022.

6	Compensation for Mr. Arets is provided only for FY 2024 because he became employed with the Company on April 8, 2024.

70 2024 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth information with respect to FY 2024 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards:
Name	Grant Date	Action Date [1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units [4]	Total ($) [5]
David Dunbar
Annual Incentive			491,629	983,258	1,966,516
OIP - PSU	8/23/23					5,301	10,601	21,202		1,685,453
OIP - RSA	8/23/23								7,067	1,123,582
Ademir Sarcevic
Annual Incentive [6]			160,948	321,897	643,794
OIP - PSU	8/23/23					1,246	2,491	4,982		396,044
OIP - RSA	8/23/23								2,491	396,044
Discretionary RSA [7]	4/1/24								8,665	1,499,998
Alan Glass
Annual Incentive			111,140	222,281	444,562
OIP - PSU	8/23/23					635	1,270	2,540		201,917
OIP - RSA	8/23/23								1,270	201,917
Annemarie Bell
Annual Incentive			92,345	184,690	369,380
OIP - PSU	8/23/23					422	844	1,688		134,188
OIP - RSA	8/23/23								844	134,188
Max Arets
Annual Incentive [8]			101,542	203,084	406,168
Sign-On Grant [9]	4/8/24								967	169,844

1

The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/15/2023. For Mr. Sarcevic’s discretionary grant, the Compensation Committee took action on March 14, 2024, and for Mr. Arets’ sign-on grant, the Compensation Committee took action on January 24, 2024.

2

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 52. Payouts range from 50% of target for the attainment of threshold levels to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid.

The amounts reported herein do not take into account any deferral elections under the MSPP. Prior to June 30, 2023, most of our Named Executive Officers elected to defer a portion of their annual incentive opportunity into the receipt of discounted shares under the MSPP. Such shares were delivered on August 23, 2024, and, for accounting purposes, are considered stock grants in FY 2024.

The amount the executives actually received and the amounts they elected to defer for FY 2024 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

3

The amounts in these columns indicate the threshold, target and maximum amounts payable under the OIP for PSUs. The OIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels, subject to a relative TSR modifier, as explained in the CD&A, where such modifier can either increase or decrease the payout by up to 25% for a maximum payout of 250% of target. If threshold levels are not met, no shares vest.

2024 Proxy Statement 71

4	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the OIP.

5

These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the OIP, the fair value assumes performance and payout at the target level, and further assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

6

At the time of annual incentive opportunity award, Mr. Sarcevic’s base salary was considered to be $495,226 and Mr. Sarcevic’s target annual incentive opportunity was 65% of his base salary. The values represented here are at time of award. Mr. Sarcevic received a base salary and annual incentive opportunity percentage increase on April 1, 2024, so actual payout of the FY 2024 annual incentive opportunity differed and is explained under “Annual Incentive Opportunity” on page 52.

7	Mr. Sarcevic received a discretionary plan-based RSA grant under the OIP.

8

Mr. Arets joined the Company on April 8, 2024, at which time he was granted an annual incentive opportunity. The amounts reflected here are the full amounts of the annual incentive opportunity, and are not pro-rated based on the length of time Mr. Arets has been with the Company. Actual award payout is pro-rated and is explained under “Annual Incentive Opportunity” on page 52.

9	Mr. Arets received a sign-on discretionary plan-based RSA grant under the OIP.

72 2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2024. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
David Dunbar	56,185	7,134,426	55,062	8,873,241
Ademir Sarcevic	21,888	3,364,260	12,336	1,987,946
Alan Glass	11,784	1,483,038	6,638	1,069,714
Annemarie Bell	3,169	510,664	4,048	652,335
Max Arets	967	155,832	-	-

1

The outstanding stock awards presented in this column include: RSAs awarded under the OIP, which remain subject to service-based vesting conditions; PSUs awarded in FY 2022 under the OIP, which have been earned (and are included at the earned payout percentage) but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Max Arets
8/23/2024	36,941	9,734	7,015	2,212	-
4/1/2025	-	4,332	-	-	-
4/8/2025	-	-	-	-	483
8/23/2025	13,374	2,056	3,433	675	-
4/1/2026	-	4,333	-	-	-
4/8/2026	-	-	-	-	484
8/23/2026	5,870	1,433	1,336	282	-
Total	56,185	21,888	11,784	3,169	967

2

The market values in this column are calculated using a price of $161.15 per share, the closing price of the Company’s common stock on June 28, 2024, less the value of an executive’s deferral under the MSPP.

3

The shares presented in this column are performance share units granted in fiscal years 2023 and 2024 for the three-year performance periods ending on June 30, 2025 and June 30, 2026, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” starting on page 57 for more information. For both FY 2023 PSUs and FY 2024 PSUs, the number of shares reported in this column are based on achieving the “superior” level of performance because our financial performance for the last completed performance period (FY 2022 - FY 2024) was above target levels. The reported number of shares assumes relative TSR performance at the median of the peer group and thus, does not include any modifier.

4	The values shown in this column are calculated using a price of $161.15 per share, the closing price of the Company’s common stock on June 28, 2024.

2024 Proxy Statement 73

Options Exercised and Stock Vested

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs and RSAs granted under the OIP and RSUs granted from an MSPP deferral.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
David Dunbar	90,057	13,486,077
Ademir Sarcevic	21,383	3,240,746
Alan Glass	13,155	1,941,511
Annemarie Bell	4,137	635,581
Max Arets	-	-

1

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the OIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

Pension Benefits

The Company’s two pension plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date or were ineligible to participate and are not accruing benefits under either of these plans.

74 2024 Proxy Statement

NonQualified Deferred Compensation

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 60.

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) [4]
David Dunbar	76,252	76,252	389,985	-	2,264,031
Ademir Sarcevic	-	4,653	12,975	-	102,519
Alan Glass	37,977	12,945	28,646	-	254,671
Annemarie Bell	-	1,732	575	-	5,032
Max Arets	-	-	-	-	-

1	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” above.

2	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the “Summary Compensation Table” above.

3

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation plans column of the “Summary Compensation Table” to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in the Summary Compensation Table ($)
David Dunbar	259,577
Ademir Sarcevic	7,069
Alan Glass	13,977
Annemarie Bell	285
Max Arets	-

4	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)
David Dunbar	1,824,187
Ademir Sarcevic	82,804
Alan Glass	178,361
Annemarie Bell	2,018
Max Arets	-

        2024 Proxy Statement 75

Potential Payments upon Termination or Change in Control

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Termination Scenario
Compensation Element	Death	Disability [1]	Retirement [2]	Termination with Cause [3]	Termination without Cause [4]	Termination due to Change in Control [5]
Base Salary	Ceases immediately	Continuation for 2 years [6]	Ceases immediately	Ceases immediately	Continuation for 2 years [7]	Ceases immediately
Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary [8]
Annual Incentive	None	None	None	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award [9]
Restricted Stock [10]	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately
PSUs [11]	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately
Deferred Compensation [12]	Payable immediately	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Distributions commence after 6 months per participant’s election	Payable immediately
Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year [13]	None	None	Medical and dental coverage for 1 year [14]	Life insurance and medical benefits coverage for 3 years [15]

1

Under Mr. Dunbar’s employment agreement, disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Under the Executive Severance Policy, disability is defined as an executive’s inability to perform their essential job functions due to a physical or mental impairment for a period of 6 consecutive months.

2

Retirement, under both Mr. Dunbar’s employment agreement and the Executive Severance Policy, is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

3

Under Mr. Dunbar’s employment agreement, termination with cause is defined as a termination by Standex for a material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich Mr. Dunbar at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform his duties after being properly demanded to do so.

Under the Executive Severance Policy, termination for cause is defined as a termination by Standex as a result of any of the following: (i) an act of dishonesty which is intended to or actually results in substantial personal enrichment at the Company’s expense; (ii) a willful, deliberate and continuous failure to materially and substantially perform the duties which results in material injury to the Company, after demand for performance has been given to the executive; (iii) a willful and deliberate failure to comply with the Company’s Code of Conduct, financial policies, or other significant, written corporate policies of the Company; or (iv) the executive, through conduct and actions, creates a threatening, intimidating, or hostile workplace environment.

76 2024 Proxy Statement

4

Under Mr. Dunbar’s employment agreement, termination without cause is a termination by Standex where Mr. Dunbar has not committed a material breach of the employment agreement.

Under the Executive Severance Policy, termination without cause is a termination by Standex for any reason other than change in control, death, disability, retirement or termination for cause.

5

Under Mr. Dunbar’s employment agreement, a change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

Mr. Dunbar would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) he is terminated without cause,(a) or (ii) he voluntarily terminates his employment for “good cause.”(b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Under the Executive Severance Policy, a change in control is defined by reference to the OIP, which defines a change in control as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act), directly or indirectly, of at least a majority of the combined voting power of the Company’s then outstanding securities; (ii) Standex is a party to a merger or consolidation, subject to certain exclusions; (iii) the shareholders approve a plan of complete liquidation of the Company; or (iv) a greater than 50% change in the composition of the Board of Directors.

The executives subject to the Executive Severance Policy, including the Named Executive Officers other than Mr. Dunbar, would be entitled to the payments described in this column and the footnotes related thereto only if, within 2 years of the change in control, either (i) they terminate their employment for Just Reason;(c) or (ii) their employment is terminated by the Company under any circumstance other than one involving conclusive evidence of substantial and indisputable intentional personal malfeasance.

(c)

Just Reason is defined as, without the executive’s express written consent, (i) a material diminution of the executive’s salary; (ii) a material diminution in the executive’s benefits; (iii) a material diminution in the executive’s authority, duties or responsibilities; or (iv) a material change in the geographic location at which the executive must perform services.

6

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The Executive Severance Policy provides for a continuation of base salary for a period of 1 year.

7

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The Executive Severance Policy provides for a continuation of pay, in an annualized amount equal to the sum of the executive's most recent base salary plus target annual bonus, for a period of 1 year.

8

Mr. Dunbar’s employment agreement provides for a lump sum severance payment in the amount of 3 times his then-current base salary. The Executive Severance Policy provides for a lump sum severance payment equal to: 2 times the greater of: (a) the executive’s base salary immediately prior to the change in control or (b) the executive’s then current annual base salary plus 2 times the higher of: (x) the most recent annual bonus paid to the executive, (y) the executive’s target bonus amount, as of the date immediately prior to the change in control, or (z) the executive’s target bonus amount, as of the date of termination.

9

Mr. Dunbar’s employment agreement provides for an annual incentive payment equal to 3 times the greater of: (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The Executive Severance Policy provides for a lump sum payment equal to the greater of: (a) the annual incentive opportunity at target, or (b) the level of bonus accrual on the Company’s books as of the date of termination, multiplied by the percentage of the Company’s then-current fiscal year that has elapsed as of the date of termination.

10	Included in the restricted stock category are both RSAs that an executive received pursuant to a grant under the OIP and RSUs that an executive received pursuant to a deferral under the MSPP.

11

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is pro-rated to the date of the executive’s termination.

12	See the “Standex Deferred Compensation Plan” section on page 60 for more information about the plan and distribution options.

13

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The Executive Severance Policy does not provide for any health or welfare benefit continuation.

14

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The Executive Severance Policy provides for a monthly reimbursement of COBRA premiums for a period of 1 year, if the executive elects to continue health insurance coverage under COBRA.

15

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The Executive Severance Policy provides for a continuation of medical and life insurance benefits for a period of 2 years.

        2024 Proxy Statement 77

Quantification of Potential Payments

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive was terminated due to a triggering event on June 30, 2024. All such potential payments are largely based on, for Mr. Dunbar, his employment agreement with the Company, and for all of the other NEOs, the Executive Severance Policy, as well as the award agreements under the OIP. Payments due to any executive upon actual termination of employment can only be determined at the time of termination. There can be no assurance that an actual termination or change in control would produce the same or similar results as those described below if it were to occur on any other date or if the actual circumstances at the time of termination were different.

Triggering	Compensation	Payout ($) [1]
Event	Component	David Dunbar	Ademir Sarcevic	Alan Glass	Annemarie Bell	Max Arets
	Acceleration of Outstanding Equity Awards	3,626,627	2,533,175	1,019,850	307,313	155,832
Death	Pro-rata Performance Share Vesting [2]	8,284,393	1,888,767	1,039,890	547,567	-
	Total	11,911,020	4,421,941	2,059,740	854,880	155,832
	Termination Payment - Salary	1,872,872	560,000	404,147	335,800	360,187
	Acceleration of Outstanding Equity Awards	3,626,627	2,533,175	1,019,850	307,313	155,832
Disability	Pro-rata Performance Share Vesting [2]	8,284,393	1,888,767	1,039,890	547,567	-
	Health & Welfare Benefits	16,318	-	-	-	-
	Total	13,800,210	5,003,916	2,483,296	1,199,314	516,019
	Acceleration of Outstanding Equity Awards	3,626,627	2,533,175	1,019,850	307,313	-
Retirement	Pro-rata Performance Share Vesting [2]	8,284,393	1,888,767	1,039,890	547,567	-
	Total	11,911,020	4,421,941	2,059,740	854,880	-
Termination Without	Termination Payment	1,872,872	980,000	626,428	520,490	540,281
Cause by the	Health & Welfare Benefits	16,318	21,975	19,409	8,634	21,975
Company	Total	1,889,190	1,001,975	645,837	529,124	562,256
	Severance Pay	2,809,308	1,960,000	1,252,856	1,040,980	1,080,561
Change in	Annual Incentive	2,949,773	420,000	222,281	184,690	180,094
Control [3]	Acceleration of Outstanding Equity Awards [4]	11,571,047	4,358,233	2,017,895	836,831	155,832
	Health & Welfare Benefits	60,315	48,114	42,982	21,432	48,114
	Total	17,390,443	6,786,347	3,536,013	2,083,933	1,464,601

1	The payout values for equity awards are based on the closing price of the Company’s stock on June 28, 2024 ($161.15).

2	The pro-rata performance share vesting is based on the following:

For FY 2022 PSU awards, the number of shares used in the calculation is based on the certified performance percentage of 152.4%.

For FY 2023 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 2/3 since the termination event is 2/3 of the way through the performance period.

For FY 2024 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 1/3 since the termination event is 1/3 of the way through the performance period.

3

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

4

Upon a change in control, outstanding RSAs under the OIP and RSUs awarded under the MSPP immediately vest at awarded amounts. For PSUs in general, outstanding awards vest at the higher of target or actual performance through the CIC event. For purposes of this calculation, for FY 2022 PSU awards, the number of shares is based on the certified performance percentage of 152.4%, while for FY 2023 and FY 2024 PSU awards, the number of shares is based on target.

78 2024 Proxy Statement

CEO Pay Ratio Disclosure

As required by the SEC rules, we are providing the following information to show the ratio between the annual total compensation of our CEO in FY 2024 and the annual total compensation of the median employee of the Company.

As of June 30, 2024, Standex has approximately 3,700 employees in 52 locations across 17 countries. Approximately 68% of our employee population is located outside of the United States and approximately 63% of our global workforce is paid on an hourly basis. The median annual total compensation disclosed below is based on the Company’s global workforce and is not designed to capture the median compensation of Standex’s US employees. In order to attract and retain employees globally, we pay what we believe to be market competitive rates in each market where we operate. Our pay ratio below is a reasonable estimate that has been calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below.

These demographics are not substantially different than those used in our last CEO pay ratio disclosure, so we are using the same median employee for FY 2024 as we did in FY 2023. This employee is a full-time, hourly employee in our Electronics division, located in the United Kingdom.

For FY 2024, our median employee’s total compensation was £25,726, as calculated in accordance with Item 402(c)(2)(x) of Reg. S-K. This total compensation converted to USD is $32,531, using the June 28, 2024 GBP to USD exchange rate of 1.2645. Our CEO’s annual total compensation for FY 2024, as reported and detailed in the Summary Compensation Table was $4,993,485. Based on this information, the ratio of these two annual total compensations was estimated to be 154 to 1.

        2024 Proxy Statement 79

Pay Versus Performance

PvP Table

As required by the SEC rules, we are providing the following information about the relationship between Compensation Actually Paid (“CAP”) to our CEO, Mr. Dunbar, and other NEOs and certain financial performance metrics of Standex using the methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100
			Average		Investment Based on:
	Summary		Summary	Average		Peer Group		Company
	Compensation	Compensation	Compensation	Compensation	Total	Total		Selected
	Table Total for	Actually Paid	Table Total for	Actually Paid	Shareholder	Shareholder	Net	Measure
	PEO	to PEO	Other NEOs	to Other NEOs	Return	Return	Income	EBITDA
Year	($) [1]	($) [2]	($) [3]	($) [2]	($)	($) [4]	($)	($) [5]
2024	4,993,485	6,886,950	1,316,864	1,514,386	291.38	213.04	73,074,000	140,548,000
2023	5,098,597	13,895,157	1,106,031	1,453,920	253.88	182.76	138,992,000	139,500,000
2022	5,135,735	5,047,799	1,205,257	1,157,888	150.63	141.55	61,393,000	129,057,000
2021	5,784,732	9,313,380	1,231,148	1,953,168	166.94	159.57	36,473,000	111,559,000

1	Our PEO for all years in the table was our CEO, David Dunbar.

2	The adjustments, each of which is prescribed by SEC rules, to calculate the CAP are described in the table below.

3

Our Other NEOs for FY 2024 were: Ademir Sarcevic, Alan Glass, Annemarie Bell and Max Arets.

Our Other NEOs for FY 2023 were: Ademir Sarcevic, Alan Glass, Annemarie Bell, Sean Valashinas, Paul Burns and Flavio Maschera.

Our Other NEOs for FY 2022 were: Ademir Sarcevic, Alan Glass, Paul Burns and Flavio Maschera.

Our Other NEOs for FY 2021 were: Ademir Sarcevic, Alan Glass, Paul Burns and Jim Hooven.

4	The peer group is the S&P SmallCap 600 Industrial Sector Index, which is the same peer group used in our Annual Report on Form 10-K.

5

The Company selected measure, adjusted EBITDA, stands for earnings before income tax, depreciation and amortization, and is a non-GAAP financial measure that is determined by the sum of (i) income from operations before income taxes, (ii) interest expense and (iii) depreciation and amortization. Adjusted EBITDA adjusts for restructuring charges, litigation charges, purchase accounting and acquisition related costs.

Financial Performance Measures

The following table lists the financial performance measures that, in the Company’s assessment, represent the most important measures used to link CAP for our NEOs to Company performance for FY 2024.

Adjusted Operating Income
Adjusted Operating Margin
Adjusted EPS
Net Working Capital Turns
ROIC

80 2024 Proxy Statement

Adjustments to Calculate CAP to PEO and Average CAP to Other NEOs

The table below describes the adjustments, each of which is required by SEC rules, to calculate CAP amounts from the SCT Total of our PEO and our Other NEOs. The SCT Total and CAP amounts do not reflect the actual amount of compensation earned or paid to our executives during the applicable years, but rather, are amounts determined in accordance with Item 402(v).

	2024		2023		2022		2021
Adjustment	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
SCT Total	4,993,485	1,316,864	5,098,597	1,106,031	5,135,735	1,205,257	5,784,732	1,231,148
Adjustment for defined benefit plans	-	-	-	-	-	-	-	-
Adjustment for stock awards [1]
(Deduct): Aggregate value for stock awards included in SCT	(3,318,267)	(811,489)	(3,405,266)	(392,536)	(3,435,322)	(542,780)	(3,681,435)	(543,157)
Add: Fair value at FYE of awards granted during the FY that were outstanding at FYE	3,083,931	804,973	5,005,533	428,779	3,168,159	480,938	5,837,304	954,192
Add (Deduct): Change in fair value from prior FYE to current FYE of awards granted in prior years that were outstanding at FYE	293,482	57,302	7,282,679	608,518	599,759	116,769	1,505,821	297,995
Add: Fair value on vesting date of awards granted in the FY that vested during the FY	465,400	-	-	-	-	-	-	-
Add (Deduct): Change in fair value from prior FYE to vesting date of awards granted in prior years that vested during the FY	1,340,748	140,723	(115,452)	(8,733)	(455,113)	(110,118)	(162,627)	5,244
(Deduct): Fair value at prior FYE of awards granted in prior years that failed to meet the applicable vesting conditions during the FY	-	-	-	(291,719)	-	-	-	-
Add: Dividends or other earnings paid on awards in the FY	28,170	6,015	29,066	3,580	34,581	7,822	29,585	7,746
CAP Amounts (as calculated)	6,886,950	1,514,386	13,895,157	1,453,920	5,047,799	1,157,888	9,313,380	1,953,168

1

For (i) PSUs granted in the current FY with future vesting, and (ii) PSUs granted in prior FYs with future vesting, the number of PSUs used in the valuation is the number of PSUs granted at their probable outcome. For PSUs granted in prior FYs that vested in the current FY, the number of PSUs used in the valuation is the number of PSUs that vested.

For RSUs granted pursuant to a deferral under the MSPP, the CAP adjustment includes such RSUs in the year in which they are granted in accordance with ASC 718, rather than the year in which they are reported in the SCT. The fair value for such RSUs uses the Black-Scholes valuation model to determine the value of the discount on the shares at the various points in time required in the adjustments. The fair value of the discount is then added to the cash value of the executive’s annual incentive deferral underlying the specific MSPP deferral. E.g., for the annual incentive opportunity for FY 2022, the value of the annual incentive received in cash is reported in the Non-Equity Incentive Compensation column of the SCT for FY 2022 and the corresponding grant date fair value of any RSUs received pursuant to a deferral election under the MSPP for such annual incentive is reported in the SCT for FY 2022. The adjustment for CAP removes the grant date fair value of such RSUs reported in the SCT for FY 2022, but then includes the FYE fair value of such RSUs in FY 2023 because such RSUs were granted in FY 2023 and remained outstanding as of the FYE. The FYE fair value is determined by adding the value of the annual incentive opportunity deferred into the receipt of discounted RSUs and the value of the discount as of the FYE.

        2024 Proxy Statement 81

Relationship Between Compensation Actually Paid and Performance

The graphs below show the relationship between “compensation actually paid” to our PEO and Other NEOs to (i) TSR of both the Company and the S&P SmallCap 600 Industrial Sector Index, with the value of the initial fixed $100 investment measured as of June 30, 2020; (ii) the Company’s net income; and (iii) the Company’s adjusted EBITDA (non-GAAP).

CAP vs. Company TSR and Peer Group TSR

CAP vs. Net Income

CAP vs. Company-Selected Measure (Adjusted EBITDA)

82 2024 Proxy Statement

Questions & Answers

Voting Q&A	How to Vote:

How can I vote & how many votes do I have?

Shareholders at the close of business on August 28, 2024 are entitled to vote. As of the record date, there were XX,XXX,XXX shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

How can I change my vote?

You may change your vote by revoking your proxy at any time before it has been exercised by:

Beneficial Owners: If your shares are held in street name, you will receive instructions from your bank, broker or other nominee on how to vote your shares. You must follow their instructions for your vote to be counted. If you wish to attend the Annual Meeting and vote your shares at that time, you must obtain a proxy from the broker, bank or other nominee and bring it to the Annual Meeting.

Shareholders of Record: If you are a shareholder of record, you may vote either in person at the Annual Meeting or by proxy. There are four ways to vote by proxy:

Vote by Internet. You may vote your shares via the Internet by visiting www.envisionreports.com/sxi and following the on-screen instructions.

Please have your proxy card available when you access the website.

► Delivering a written notification to our Corporate Secretary that you are revoking your proxy;
► Delivering a revised proxy dated later than the proxy you are revoking;
► Voting again by Internet or telephone until 1:00 a.m. ET, on October 22, 2024;
► Attending the Annual Meeting and voting in person.

What is a Quorum?

Vote by Telephone. You may vote your shares by telephone by calling toll-free to 1-800-652-8683 from the United States and Canada and following the series of voice instructions.

Please have your proxy card available when you call.

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

What are Broker Non-votes?

Vote by Mail. You may vote your shares by requesting a paper copy of the Proxy Statement (see page 85 on how to do this) and signing, dating and mailing it in the enclosed envelope.

Your signed proxy card must be received prior to the date of the Annual Meeting for your vote to be counted.

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

How are the votes counted?

The Company has engaged Alliance Advisors to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by Alliance Advisors, which receives $10,000 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

Vote in Person. You may attend the Annual Meeting in person and deliver a completed proxy card or vote by ballot.

Internet and telephone voting will be available 24 hours a day, 7 days a week, until 1:00 a.m., Eastern Time, on October 22, 2024. You do not need to return your proxy card if you vote by Internet or telephone

        2024 Proxy Statement 83

What is Householding?

As permitted by the Exchange Act, and to reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. This is known as “householding.”

We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to the delivery of proxy materials may be made by calling Investor Relations at (603) 893-9701 or writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

Communications, Shareholder Proposals & Nominations and Company Documents

How Can I Communicate with the Company’s Directors?

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

►  spam

►  junk mail and mass mailings

►  product complaints or inquiries

►  new product suggestions

►  resumes and other forms of job inquiries

►  surveys

►  business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

How Can I Submit a Shareholder Proposal or Director Nomination?

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2025 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 9, 2025. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at election at our 2025 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 9, 2025 and June 8, 2025. However, if the 2025 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2024 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2025 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2025 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2025 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 9, 2025 and June 8, 2025 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are available on our website by going to ir.standex.com and clicking on “Governance” and then clicking on “Organizational Documents.” To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

84 2024 Proxy Statement

How Can I Request Documents?

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, NH 03079

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

Helpful Resources

ANNUAL MEETING		ACRONYMS
Proxy & Supplemental Materials	ir.standex.com/annual-reports	BPP	Balanced Performance Plan
Online voting for registered	www.envisionreports.com/sxi	CAP	Compensation Actually Paid
shareholders		CIC	Change in Control
		CLO	Chief Legal Officer
		DE&I	Diversity, Equity & Inclusion
BOARD OF DIRECTORS		EBIT	Earnings Before Income Tax
Standex Board	ir.standex.com/board-of-directors	EBITDA	Earnings Before Income Tax, Depreciation
Board Committees	ir.standex.com/board-committees		& Amortization
Audit Committee Charter	ir.standex.com/committee-charters	EPS	Earnings Per Share
Compensation Committee Charter	ir.standex.com/committee-charters	ESG	Environment, Social & Governance
Nominating and Corporate	ir.standex.com/committee-charters	GAAP	Generally Accepted Accounting Principles
Governance Committee Charter		IRC	Internal Revenue Code
Innovation and Technology Committee	ir.standex.com/committee-charters Charter	IRS	Internal Revenue Service
Charter		MSPP	Management Stock Purchase Plan
		N&CG	Nominating & Corporate Governance
		NEO	Named Executive Officer
FINANCIAL REPORTING		NYSE	New York Stock Exchange
Earnings & Financial Reports	ir.standex.com/quarterly-results	OIP	2018 Omnibus Incentive Plan
		PCAOB	Public Company Accounting Oversight
Board
STANDEX		PEO	Principal Executive Officer
Corporate Website	www.standex.com	PSUs	Performance Share Units
Leaders	ir.standex.com/management	ROIC	Return on Invested Capital
Investor Relations	ir.standex.com	RSAs	Restricted Stock Awards
		RSUs	Restricted Stock Units
		SCT	Summary Compensation Table
GOVERNANCE DOCUMENTS		SEC	Securities and Exchange Commission
By-Laws	ir.standex.com/organizational-documents	TSR	Total Shareholder Return
Certificate of Incorporation	ir.standex.com/organizational-documents	TRIR	Total Recordable Incident Rate
Code of Conduct	ir.standex.com/policies
Code of Ethics for Senior Financial	ir.standex.com/policies
Management
Corporate Governance Guidelines	ir.standex.com/organizational-documents

        2024 Proxy Statement 85

Appendix A: Amended & Restated 2018 Omnibus Incentive Plan

Section 1.    General Purpose of the Plan

The purpose of this Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Standex International Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

If this Plan is approved by shareholders, then thereafter no grants shall be made under the Standex International Corporation 2008 Long-Term Incentive Plan (“2008 Plan”).

Section 2.    Definitions

The following terms shall be defined as set forth below:

“2008 Plan” has the meaning set forth in Section 1 above.

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Performance Cash Awards, and Stock Appreciation Rights, in each case subject to the terms of the Plan.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate or in any Company severance policy to which a Participant is subject, or in the absence of any such agreement, policy or definition means, in the judgment of the Committee (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than Retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

“Change in Control” shall mean the occurrence of any one of the following events:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

86 2024 Proxy Statement

(b)

the consummation of (A) a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(c)	the stockholders of the Company approve a plan of complete liquidation of the Company; or

(d)

individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

Notwithstanding the foregoing, solely for purposes of an Award subject to Section 409A of the Code, if the Award provides for a change in the time or form of payment upon a Change in Control or provides for the payment of the Award upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described immediately above unless the event would also constitute a permissible payment event under Code Section 409A and treasury regulation 1.409A-3(i) (5). For avoidance of doubt, this paragraph shall not apply for purposes of determining whether an Award, in whole or in part, has vested and become nonforfeitable upon or in connection with an event or events described in paragraphs (a) through (d) above.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by shareholders of the Company as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange (“NYSE”) or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined in the Listed Company Manual of the NYSE or the applicable rules of such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means an Award granted pursuant to Section 6, as described therein.

        2024 Proxy Statement 87

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director, and (v) otherwise meets the standards for an “independent director” as set forth in applicable New York Stock Exchange listed company standards.

“Participant” means any Eligible Person who has been granted and holds an outstanding Award.

“Performance Cash Award” means an Award granted pursuant to Section 9, as described therein.

“Restricted Stock Award” means an Award granted pursuant to Section 7, as described therein.

“Restricted Stock Unit Award” means an Award granted pursuant to Section 7, as described therein.

“Retirement” means termination of employment or service on or after the date the Participant has either attained age fifty- five (55), provided that the Participant has had at least 10 years of employment or service with the Company or an Affiliate, or age sixty-five (65).

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right or SAR” means an Award granted pursuant to Section 10.

“Substitute Award” means an Award granted pursuant to Section 4(f).

“Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or an Affiliate to render such services.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

Section 3.    Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)

Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non- Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any member of the Committee does not satisfy the requirements to be an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(i)	Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(ii)	to select the Eligible Persons to whom Awards may from time to time be granted;

(iii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units and Stock Appreciation Rights, Performance Cash Award or any combination of the foregoing, granted to any one or more Eligible Persons;

(iv)	to determine the number of shares of Stock to be covered by any Award;

(v)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent;

(vi)	to accelerate the exercisability or vesting of all or any portion of any Award;

(vii)	to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

88 2024 Proxy Statement

(viii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(b)

Delegation of Authority. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number and value of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

Section 4.    Shares Issuable under the Plan; Mergers; Substitution and Minimum Vesting Period.

(a)

Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 1,350,000 shares of Stock. Solely for the purpose of determining the number of shares of Stock available for Awards under this paragraph (a), the number of shares of Stock available for issuance under the Plan shall be reduced by one (1.00) share of Stock for every one (1.00) share of Stock granted in respect of an Award.

(b)	Share Counting. The following rules shall apply for purposes of the limitation set forth in paragraph (a) above,

(i)

The shares of Stock underlying any Awards that are granted under the Plan or under the 2008 Plan that on or after the Effective Date are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise), are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for an Award not involving shares of Stock shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(ii)

Any shares of Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of a Stock Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

(iii)

Any shares of Stock that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(iv)	Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

(v)

Any shares of Stock subject to Substitute Awards shall not be counted against the limit set forth in paragraph (a) above, nor shall they reduce the shares of Stock authorized for grant to a Participant in any calendar year.

(c)

Shares Issuable under the Plan. Shares of Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. As of the date the Plan is approved by stockholders of the Company, no additional Awards shall be permitted to be granted from the 2008 Plan and all unexpired awards granted from the 2008 Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

        2024 Proxy Statement 89

(d)

Adjustments in the Event of an Equity Restructuring. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares and (iv) the number and kind of shares of Stock or other securities that may be issued under the Plan or under particular forms of Award Agreements. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete dissolution or liquidation of the Company) to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of Participant rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.

(e)

Other Permitted Adjustments. In addition to the adjustments permitted under paragraph (d) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in paragraph (d), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of an Affiliate, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Affiliate, by the Affiliate or an entity that controls the Affiliate following the sale of such Affiliate.

(f)

Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(g)

Minimum Vesting Period. Any Award granted under this Plan shall be subject to a minimum vesting period of at least one year commencing on the date of grant. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3(b)(v) of this Plan, and (ii) the Committee may grant Awards in the aggregate covering up to five percent of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this paragraph (g).

(h)

Limitation on Non-Employee Director Compensation. Non-Employee Directors’ “aggregate annual compensation” may not exceed $400,000 (“Director Pay Limit”). Aggregate annual compensation is equal to the sum of (i) the amount of all cash fees paid to (or deferred to a later tax year by) a Non-Employee Director during a calendar year and (ii) the grant date fair value (as determined under applicable accounting standards) of all Stock-based Awards granted to a Non-Employee Director during a calendar year. The Director Pay Limit shall be increased by an additional (i) $40,000 for a Non-Employee Director serving as Chair of a committee of the Board of Directors, (ii) $40,000 for a Non-Employee Director who is serving as the lead director (iii) $125,000 for a Non-Employee Director who is serving as Chair of the Board of Directors and (iv) $20,000 for a Non-Employee Director serving as a member of a committee of the Board of Directors. For new incoming directors, their Director Pay Limit shall be increased by 25% of the then- current Director Pay Limit for such director’s initial year of service. Notwithstanding the foregoing, cash fees, which were payable to a Non-Employee Director in a particular calendar but were paid in a subsequent calendar year pursuant to a deferral election or otherwise, shall not count against the Director Pay Limit in the year paid.

90 2024 Proxy Statement

Section 5.    Eligibility and Transfers and Leaves of Absence.

(a)

Eligibility. In the sole discretion of the Committee, Awards may be granted to officers, Non-Employee Directors and employees and Third-Party Service Providers of the Company or its Affiliates (“Eligible Persons”).

(b)	Transfer and Leaves of Absence. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

(i)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(ii)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

Section 6.    Stock Options.

(a)

Nature of Stock Options. The Committee in its discretion may grant Stock Options to any Eligible Person, granting the recipient, for such purchase price as determined by the Committee, the right to purchase shares of Stock over a fixed period as determined by the Committee. A Stock Option may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Incentive Stock Options and Nonqualified Stock Options. Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board. Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.

(c)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(d)

Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(e)

Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. An optionee shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(f)

Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

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(ii)

if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)

by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv)	by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(g)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(h)	Termination of Incentive Stock Options.

(i)

Termination by Death or Disability. If any Participant’s employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option held by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant’s termination of employment due to Disability.

(ii)

Termination by Reason of Retirement. Any Incentive Stock Option held by a Participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant’s Retirement. The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Retirement.

(iii)

Termination for Cause. If any Participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

(iv)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(i)

Termination of Nonqualified Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine and set forth in the applicable Award Agreement.

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Section 7.    Restricted Stock Awards and Restricted Stock Unit Awards.

(a)

Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”) and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives as specified in the applicable Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(d) below.

(b)

Nature of Restricted Stock Unit Award. The Committee in its discretion may grant Restricted Stock Unit Awards to any Eligible Person subject to such restrictions and conditions as the Committee may determine at the time of grant and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. A grant of Restricted Stock Unit Awards shall not represent the grant of shares of Stock but shall represent a promise to deliver a corresponding number of shares of Stock or the value of such number of shares of Stock upon satisfaction of the vesting conditions.

(c)

Voting Rights as a Stockholder. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the shares of Stock subject to any Restricted Stock Units granted hereunder prior to the issuance of the shares of Stock.

(d)

Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock shall lapse and such Restricted Stock shall become vested and nonforfeitable. Similarly, the Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock Units shall become vested and nonforfeitable.

Section 8.    Unrestricted Stock Awards.

(a)

Grant or Sale of Unrestricted Stock. Subject to Section 4(g), the Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)	Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 9.    Performance Cash Awards.

(a)

Nature of Performance Cash Awards. The Committee in its discretion may grant Performance Cash Awards to any Eligible Person, granting the recipient the right to receive a payout upon the attainment of pre-established performance goals and objectives as determined by the Committee and specified in the applicable Award Agreement. Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

(b)

Vesting of Performance Cash Awards. The Committee at the time of grant shall specify the performance goals and objectives applicable under each such Award (which may include, without limitation, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to a Performance Cash Award. To the extent applicable performance goals, objectives and other conditions are met at the conclusion of the applicable performance period, Performance Cash Awards shall vest in accordance with the applicable Award Agreement.

(c)

Payout of vested Performance Cash Awards. To the extent vested, Performance Cash Awards shall be settled and paid in cash at any time during the period commencing on July 1 and ending on September 15 that immediately follows the end of the applicable performance period. Notwithstanding the foregoing, the Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash under the Plan, or the Committee may require that any such payment be deferred. The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

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Section 10.    Stock Appreciation Rights.

(a)

Nature of SARs. The Committee in its discretion may grant SARs to any Eligible Person, granting the recipient the right to receive either in cash or Stock equivalent the appreciation in the value of shares of Stock underlying the SAR grant from the grant date through the date of exercise. An SAR may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. Any SAR granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Exercise Price. The exercise price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the grant price must be at least equal to 100% of the Fair Market Value of a share of Stock as of the grant date.

(c)	SAR Term. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant date.

(d)

Exercisability; Rights of a Stockholder. SARs shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. A recipient of an SAR shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of an SAR and not as to unexercised SARs.

(e)

Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of shares of Stock with respect to which the SAR is to be exercised.

(f)

Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (e) above, a Participant shall be entitled to receive a cash payment from the Company in an amount equal to the product of (i) and (ii) below:

(i)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price.

(ii)	The number of shares of Stock with respect to which the SAR is exercised.

Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

Section 11.    Tax Withholding and Notice.

(a)

Payment by Participant. Each Participant (except for a Participant who is a Non-Employee Director or Third-Party Service Provider) shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)

Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold shares of Stock or permit a Participant to elect to have shares of Stock withheld, the number of shares of Stock having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. For purposes of Section 4 hereof, shares of Stock that are withheld by or delivered to the Company pursuant to this Section 11 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)

Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

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Section 12.    Transferability of Awards and Shares

(a)

Transferability of Awards. Except as provided in paragraph (b) below, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, Incentive Stock Options may only be transferred by will or the laws of descent, and during the lifetime of the Participant may only be exercised by the Participant in accordance with Section 422 of the Code and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 12 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or shares of Stock deliverable in the event of, or following, the Participant’s death may be provided.

(b)

Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an Incentive Stock Options which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

(c)

Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Stock acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed or traded or under any blue sky or state securities laws applicable to such shares of Stock, provided no such restriction shall cause the shares of Stock not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

Section 13.    Change in Control Provisions.

Subject to Sections 4(d) and (e), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, unless otherwise provided for in an Award Agreement or other agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply to the extent that another award meeting the requirements of Section 13(c) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to paragraphs (a) and (b) of this Section 13. Any determination required to be made by the Committee under this Section 13 shall be made by the Committee as constituted immediately prior to the date of a Change in Control.

(a)	Outstanding Awards Subject Solely to a Service Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee.

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(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) per share of Stock received by the holder of such Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of Change in Control.

(b)	Outstanding Awards Subject to a Performance Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period or (ii) the assumption that target performance was achieved, whichever results in the greatest payout under the Award, and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee,

(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period) or (ii) the assumption that target performance was achieved, whichever results in the greatest number of vested Stock Options and/or Stock Appreciation Rights. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

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(c)	Definition of Replacement Award.

(i)

An Award shall meet the conditions of this Section 13(c)(i) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with this Section 13(c)(i); and (v) its other terms and conditions are not less favorable to the grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(c)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by any reasonable method provided that such method complies with the requirements of Section 409A, to the extent applicable.

(ii)

Upon an involuntary termination of service of a Participant occurring at any time following the Change in Control, other than for Cause, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based awards shall be deemed to be satisfied at the target level and paid upon or within 60 days of such termination of service, (iii) service-based awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Replacement Award that is considered deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

Section 14.    Dividends and Dividend Equivalents.

(a)

Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on shares of Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends will be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on shares of Stock subject to an unvested Award of Restricted Stock, then such dividends shall be shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

(b)

Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other share equivalents subject to an Award based on the dividends actually declared and paid on outstanding shares of Stock. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or share equivalents. Dividend Equivalents shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

Section 15.    Amendments and Termination.

(a)	Subject to paragraphs (c), (d) and (e) below, the Board may at any time amend or terminate the Plan, and the Committee may at any time amend or terminate any outstanding Award Agreement.

(b)

Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this paragraph (b) to the Plan and any Award without further consideration or action.

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(c)

Without the prior approval of the Company’s shareholders and except as provided for in Section 4(d), no Stock Option or SAR Award may be (i) amended to reduce such Awards’ exercise price; (ii) cancelled in exchange for the grant of any new Stock Option or SAR with a lower exercise price; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the cancelled Stock Option or SAR, as applicable, is greater than the current Fair Market Value of a share of Stock.

(d)

Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which shares of Stock are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.

(e)

Notwithstanding any other provision of the Plan to the contrary, other than paragraph (b), no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

(f)

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

Section 16.    General Provisions.

(a)

Unfunded Status of Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(b)

Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

(c)	Rights of Participants.

(i)

Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment with the Company or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Non-Employee Director or Outside Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Sections 4 and 15, the Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Affiliate, the Committee or the Board.

(ii)	No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

(iii)

Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record holder of such shares of Stock.

(d)

No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

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(e)

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(f)

Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. The transfer or delivery of shares of Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(g)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(h)

Section 409A of the Code. This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award’s status as exempt from Section 409A of the Code. In the event that any payment to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be “deferred compensation” subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

(i)

Foreign Jurisdiction. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

(j)

Recapture of Cash Paid or Stock Issued or Forfeiture of Awards. Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy. Any existing compensation recovery policy or future compensation recovery policy adopted by the Board or the Committee is hereby incorporated by reference and made a part hereof and any Awards (and applicable Award Agreements) granted hereunder.

(k)

Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, indemnification agreement, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 17.    Effective Date of Plan.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

Section 18.    Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

        2024 Proxy Statement 99

Appendix B: Proposed Amendment to the By-Laws

Proposed Amendment to Standex International Corporation By-Laws

The Standex International Corporation Amended and Restated By-Laws (the "By-Laws"), are hereby amended as follows:

1.	Article III, Section 1 of the By-Laws is deleted in its entirety and replaced with the following:

Section 1. Number and Term of Office. The Board of Directors shall be composed of not less than seven nor more than fifteen directors, as fixed by the stockholders or by the Board of Directors from time to time. If the Board of Directors increases the number of directors, any director appointed to fill the vacancy created by such increase shall be submitted to a vote of the stockholders at the next Annual Meeting of Stockholders. Notwithstanding anything to the contrary contained in the next paragraph or elsewhere in these By-Laws, no change in the number of directors shall result in the removal of any director prior to the expiration of their term of office or the reduction of their term of office. The directors shall be elected at the Annual Meeting of Stockholders, except as provided in Section 3 of this Article III. Directors need not be stockholders.

The directors shall be divided into three classes: Class I, Class II, and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the Annual Meeting of Stockholders in 1981; the term of office of the Class II directors shall expire at the Annual Meeting of Stockholders in 1980; the term of office of the Class III directors will expire at the Annual Meeting of Stockholders in 1979; or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding Annual Meeting of Stockholders or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any such class shall hold office for a term which shall coincide with the term of such class.

Except as herein amended, the provisions of the By-Laws shall remain in full force and effect.

As approved by the shareholders of Standex International Corporation at the 2024 Annual Meeting and effective: October 22, 2024.

100 2024 Proxy Statement

Standex VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by October 22, 2024 at 1:00 A.M., Eastern Time.**

**Online**
Go to **www.envisionreports.com/SXI** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SXI**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.**

1. To elect the following Directors:
Class I - for a three-year term expiring in 2027

| Nominee | For | Against | Abstain |
|---|---|---|---|
| 01 - Robin J. Davenport (Class I, 3 year term) | ☐ | ☐ | ☐ |
| 02 - B. Joanne Edwards (Class I, 3 year term) | ☐ | ☐ | ☐ |
| 03 - Jeffrey S. Edwards (Class I, 3 year term) | ☐ | ☐ | ☐ |

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 2. To approve an amendment of the Amended and Restated 2018 Omnibus Incentive Plan to add 450,000 additional shares. | ☐ | ☐ | ☐ |
| 3. To conduct an advisory vote on the total compensation paid to the executives of the Company. | ☐ | ☐ | ☐ |
| 4. To approve an amendment of the Company's By-Laws to provide the Board of Directors, in addition to the shareholders, with the authority to set the number of directors within the prescribed range. | ☐ | ☐ | ☐ |
| 5. To ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the independent auditors of the Company for the fiscal year ending June 30, 2025. | ☐ | ☐ | ☐ |

**B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below**

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

04FFLB

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SXI

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

# REVOCABLE PROXY — Standex International Corporation

**ANNUAL MEETING OF SHAREHOLDERS**
**OCTOBER 22, 2024**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The shareholder of record hereby appoints David Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Standex International Corporation (the "Company"), to be held at the Standex International Corporation Corporate Headquarters, 23 Keewaydin Drive, Suite 300, Salem NH 03079, on Tuesday, October 22, 2024 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the "Plan"), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 28, 2024 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors' recommendations, on all items of business to come before the Annual Meeting of Shareholders to be held on October 22, 2024 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. **If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5.**

**PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.**

*(Continued, and to be marked, dated and signed, on the other side)*

## C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐

Standex

23 Keewaydin Drive | Suite 300 | Salem, New Hampshire 03079 | +1.603.893.9701 | standex.com